Filed Pursuant to Rule 424(b)(5)

Registration No. 333-224694

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2018)

7,391,305 Common Shares
Subscription Rights to Purchase up to 8,500,000 Common Shares

We are offering 7,391,305 of our common shares as part of this offering (the “Public Offering”). In addition, we have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,108,695 additional shares from us at the public offering price of the common shares offered hereby (the “Offering Price”) less underwriting discounts and commissions. Our common shares trade on The Nasdaq Global Market under the trading symbol “ACIU”. On July 18, 2018, the last sale price of our common shares as reported on The Nasdaq Global Market was $11.78 per share.

Under Swiss law and pursuant to the resolution by the extraordinary shareholders’ meeting held on April 27, 2018, our existing shareholders are entitled to statutory pre-emptive subscription rights to subscribe for any new issuance of common shares and, thus, the common shares offered hereby, in proportion to their existing shareholdings. As a result, we commenced, concurrently with the Public Offering, a pre-emptive subscription rights offering to our existing shareholders who held common shares after close of trading on The Nasdaq Global Market on July 2, 2018 (“Record Shareholders,” and the close of trading on The Nasdaq Global Market on July 2, 2018, the “Record Date”). Such Record Shareholders had the opportunity to subscribe for up to 8,500,000 of the common shares offered hereby on a pro rata basis at the Offering Price (the “First Rights Offering”). The subscription period in respect of the First Rights Offering began at 4:00 p.m. (New York City time) on July 17, 2018 and expired at 4:00 p.m. (New York City time) on July 18, 2018. If and to the extent the pre-emptive subscription rights were not validly exercised by the Record Shareholders during the subscription period in the First Rights Offering, the remaining common shares have been available for allocation to institutional investors in the Public Offering. If the underwriters do not exercise their option to purchase additional common shares allocated to institutional investors in the Public Offering, the corresponding number of common shares will be transferred back to the Company and will become our treasury shares. See “Subscription Rights Offerings.”

We also intend to commence a second subscription rights offering (the “Second Rights Offering”) to Record Shareholders who will have opportunity to subscribe for up to 1,500,000 common shares at the Offering Price. The Second Rights Offering will begin at 3:00 a.m. (New York City time) on July 20, 2018 and expire at 4:00 p.m. (New York City time) on July 27, 2018. The Second Rights Offering will be made by means of a separate prospectus supplement. See “Subscription Rights Offerings.”

We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “—Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$11.750	$86,847,834
Underwriting discounts and commissions(1)	$0.705	$5,210,870
Proceeds, before expenses, to us	$11.045	$81,636,964

(1)	See “Underwriting” for details regarding other items of underwriting compensation.

Delivery of the common shares is expected to be made on or about July 23, 2018. We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,108,695 additional shares from us at the Offering Price less underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $5,992,500, and the total proceeds to us, before expenses, will be $93,882,500.

Joint Book-Running Managers

Jefferies	Leerink Partners	UBS Investment Bank

Lead Manager
H.C. Wainwright & Co.

The date of this prospectus supplement is July 18, 2018

PROSPECTUS

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
AC Immune SA	3
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of Share Capital and Articles of Association	4
Comparison of Swiss Law and Delaware Law	14
Description of Debt Securities	20
Description of Warrants	21
Description of Purchase Contracts	22
Description of Units	23
Description of Subscription Rights	24
Plan of Distribution	25
Incorporation of Certain Information By Reference	26
Enforcement of Judgments	26
Expenses	27
Legal Matters	27
Experts	27

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Presentation of Financial Information

Our financial statements incorporated by reference herein are presented in Swiss Francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements included in this prospectus supplement or incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. Unless otherwise indicated, certain Swiss Franc amounts and certain U.S. dollar amounts have been translated into U.S. dollars and Swiss Francs, respectively, at a rate of USD 0.9738 to CHF 1.00, the official exchange rate quoted as of December 29, 2017 by the U.S. Federal Reserve Bank. Such Swiss Franc and U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars and Swiss Francs, respectively, that could actually have been purchased upon exchange of the other currency at the dates indicated or any other date, and such translated amounts have been provided solely for the convenience of the reader. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding. Our statutory (non-IFRS) financial statements for the year ending December 31, 2017, are included in this prospectus supplement for information purposes only. Unless explicitly mentioned otherwise herein, all references to our financial statements in this prospectus supplement are references to our IFRS financial statements exclusively.

Trademarks

The Company owns various trademark registrations and applications, and unregistered trademarks, including Morphomer™, SupraAntigen™ and its corporate logo. All other trademarks, trade names and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The Company does not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.

Before buying any of our securities that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer

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to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “AC Immune” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to AC Immune SA, a Swiss stock corporation.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement. These risks and uncertainties include factors relating to:

·	The success of our and our collaboration partners’ clinical studies, and our and their ability to obtain regulatory approval and to commercialize crenezumab, our anti-Tau antibody candidate, ACI-24, ACI-35, and our Tau-PET tracer as well as alpha-synuclein-PET tracer candidate;

·	The ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

·	Our Morphomer proprietary technology platform and its success in building additional product candidates for our pipeline;

·	The identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

·	Our ability to maintain our current strategic relationships with our collaboration partners;

·	Failure to protect our, and not infringe on third parties’, intellectual property rights throughout the world;

·	Our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

·	The Food and Drug Administration’s and applicable foreign regulatory authorities’ acceptance of data from studies we conduct outside the United States in the future;

·	Our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses;

·	Our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the United States; and

·	The other risk factors discussed under “Risk Factors.”

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These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described under the section in this prospectus supplement entitled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

AC Immune SA

Our Business

We are a clinical stage biopharmaceutical company focused on neurodegenerative diseases with five product candidates in clinical trials. We leverage our two proprietary technology platforms to discover, design and develop novel, proprietary small molecules, antibodies and vaccines for prevention, diagnosis and treatment of neurodegenerative diseases associated with protein misfolding. Misfolded proteins are generally recognized as the leading cause of neurodegenerative diseases, such as Alzheimer’s disease, or AD, and Parkinson’s disease, or PD, with common mechanisms and drug targets, such as Abeta, Tau, alpha-synuclein and Tar Binding Protein (TDP-43). We believe that our large and diverse pipeline of nine therapeutic candidates and three diagnostic candidates has the potential to drive a paradigm shift in the treatment of a broad spectrum of neurodegenerative and other diseases related to protein misfolding.

The diagram below summarizes the status of our research and development programs.

Neurodegenerative diseases and other diseases associated with protein misfolding are prevalent, but there is currently an absence of reliable, early-stage diagnosis and disease-modifying treatments for these diseases. The growth in the number of people with neurodegenerative diseases has been significant as evidenced by the prevalence of people affected by AD and PD, two of the most common neurodegenerative diseases. There remains a significant unmet medical need for reliable and accurate diagnostics to enable early diagnosis and disease-modifying treatments that slow the progress of neurodegenerative diseases.

We have assembled an outstanding management team with relevant scientific, clinical and regulatory expertise. Our scientific founders, Dr. Jean-Marie Lehn, Dr. Claude Nicolau, Dr. Roscoe Brady and Dr. Fred van Leuven, are regarded as pioneers in their respective scientific domains, including in the study of AD. Our co-founder and Chief Executive Officer, Prof. Andrea Pfeifer, a pharmacologist with a Ph.D. in cancer research and former National Institute of Health researcher, has a 30 year track record in product innovation and implementation and was formerly head of Nestlé Global Research and the co-founder of Nestlé Venture Fund. Our Chief Scientific Officer, Dr. Andreas Muhs, has more than 20 years of experience in various aspects of discovery research and drug development, including working on multiple drug development programs.

Our Strategy

Our goal is to become a global leader in precision medicine for the treatment of neurodegenerative diseases. To that aim we are executing a clear business strategy around three pillars: (i) Alzheimer’s disease, (ii) other significant neurodegenerative diseases and neuro-orphan indications, and (iii) diagnostics.

The first pillar is Alzheimer’s disease, where we are developing best-in-class late stage assets, preventive or therapeutic vaccines in partnership or as fully owned assets and where we are working to establish a pipeline of disease modifying small molecules.

The second pillar is other non-AD neurodegenerative diseases and neuro-orphan indications, where we aim to discover therapeutic treatments for Parkinson’s disease and leverage our AD therapeutics in Down syndrome, progressive supranuclear palsy (PSP) and other neuro-orphan diseases.

The third pillar is represented by diagnostics, where we accelerate the diagnostic pipeline to late stage development and use the diagnostics to improve clinical trials and to establish external partnerships.

Key elements of our strategy continue to include:

Advancing our product candidates, in partnership or alone, from clinical development to regulatory approval and potential commercialization. Our product candidates include:

·	Crenezumab. Our collaboration partner, Genentech, will advance crenezumab through Phase 3 clinical studies and seek regulatory approval. We believe that crenezumab’s efficacy, coupled with its safety profile, has the potential to become a best-in-class disease-modifying treatment for AD.

·	ACI-24. We will continue to advance ACI-24 through a Phase 2 clinical study in people with AD. In the first quarter of 2018, we reported the safety data from our ongoing Phase 1/2a clinical study to evaluate the safety, tolerability, immunogenicity and biomarker endpoints in people with mild to moderate AD. Our Phase 1b clinical study of ACI-24 in people with Down syndrome is intended to assess safety and started in December 2015. We expect to present interim data from our Phase 1b clinical study in 2018. We have received the necessary approvals to begin our Phase 2 clinical study in patients with mild Alzheimer’s disease and expect to start screening our first patient in the third quarter of 2018. We own the global rights to ACI-24 and we intend to continue to develop ACI-24 in-house as a therapeutic candidate.

·	ACI-35. The Phase 1b clinical study delivered encouraging interim results. We and Janssen Pharmaceuticals will move the anti-Tau vaccine program forward through the next phase of development; this is supported by scientific advice from regulatory authorities.

·	Our Anti-Tau antibody candidate. Our collaboration partner, Genentech, is advancing an anti-Tau antibody candidate through a Phase 2 clinical study, which started in the fourth quarter of 2017.

·	Diagnostic candidates. In addition to the above product candidates, we will continue to develop our complementary diagnostic product candidates for Tau, alpha-synuclein and TDP-43 to advance these through clinical development, either independently or with collaboration partners.

Expanding into other neurodegenerative and neuro-orphan diseases

We will continue to leverage our proprietary technology platforms to develop product candidates that share the same disease targets like misfolded Abeta, Tau, alpha-synuclein and TDP-43 proteins, which are the key features of many neurodegenerative diseases. We pursue selected neuro-orphan indications, such as progressive supranuclear palsy (PSP) and Huntington’s disease, as well as Tau-related orphan diseases, such as frontotemporal dementia and corticobasal degeneration. Pursuing neuro-orphan indications may enable us to obtain a streamlined regulatory approval pathway and favorable reimbursement treatment of any approved products.

Accelerating the advancement of our diagnostic portfolio

We are also developing a complementary diagnostics portfolio. We currently have three diagnostics candidates in our pipeline that we developed using our Morphomer platform that targets Tau (enabling study expected in 2018), alpha-synuclein (enabling study expected in the first half of 2018 and lead selection expected in 2018) and TDP-43 (lead selection expected in 2018). Our Tau-PET imaging agent is currently undergoing Phase 1 studies and we are working with our partner, Piramal Imaging, to advance this product candidate through the clinical development process. We expect to undertake a longitudinal study of our Tau-PET imaging agent in 2018. We are also developing PET imaging diagnostics for diseases resulting from the misfolding of alpha-synuclein and TDP-43 proteins. We expect to start the Phase 1 clinical trial for our alpha-synuclein-PET tracer in the second half of 2018.

We are leveraging the duality of our therapeutic and diagnostic approaches to seek to become the leader in precision treatment of neurodegenerative diseases. The goal of precision medicine is to deliver optimally targeted and timed interventions tailored to an individual's molecular drivers of disease. The biggest limitation in neurodegenerative disease management is the lack of appropriate biomarkers and reliable diagnostics for early disease detection and the absence of approved disease-modifying therapies. We believe that the future treatment paradigm for neurodegenerative diseases will likely involve early disease diagnosis and combination therapy, leveraging both symptomatic and disease-modifying treatments, with different disease-modifying treatments used at various points in the progression of the disease. We believe that our multi-pronged approach to neurodegenerative disease diagnosis and treatment may result in the generation of individualized treatment options for patients and improve clinical outcomes.

Strategically collaborating or selectively partnering for the development and commercialization of product candidates

Historically, we have relied on collaboration agreements with leading pharmaceutical companies to leverage their scientific, development, manufacturing and commercialization expertise and other resources in order to accelerate the development of our product candidates. To date, we have entered into collaboration agreements with leading global pharmaceutical companies, including two collaborations with Genentech and one with Janssen, a Johnson & Johnson company. We believe that these partnerships validate our core strategy of discovering safe and efficacious therapies using our proprietary platforms and advancing them through the various stages of regulatory approval. In the future, for any approved products targeting large markets, we may selectively partner with leading companies that we believe can contribute manufacturing and marketing expertise, geographic reach and other resources and know-how that can enhance the value of these approved products.

Corporate Information

Our registered and principal executive offices are located at EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, our general telephone number is +41 21 345 91 21 and our internet address is www.acimmune.com. The information contained on our website is not a part of this prospectus supplement.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Section 404 of the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering (2016). We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, given that we currently report and expect to continue to report under IFRS, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

·	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

·	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

·	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Although as a foreign private issuer we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, we report our results of operations voluntarily on a quarterly basis.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

The Offering

This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement before investing in our securities including “Risk Factors” and our financial statements included in this prospectus supplement or incorporated by reference herein.

Common shares offered by us

At the extraordinary shareholders’ meeting held on April 27, 2018, our shareholders approved an ordinary capital increase of up to 8,500,000 common shares, and an ordinary capital increase of up to 1,500,000 common shares. The Public Offering and the First Rights Offering described below are carried out based on the approved capital increase with respect to up to 8,500,000 common shares.

The Public Offering consists of the sale by us of 7,391,305 of our newly issued common shares (the “Firm Shares”). Concurrently with the Public Offering, we commenced the First Rights Offering described below.

Option to purchase additional shares	We have granted to the underwriters an option, which is exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 1,108,695 of our newly issued common shares (the “Option Shares” and, together with the Firm Shares, the “Offered Shares”) at the Offering Price, less underwriting discounts and commissions. See “Underwriting” for more information.

Offered Shares

The Offered Shares will have a nominal value of CHF 0.02 each. We will issue the Offered Shares in an ordinary share capital increase against cash contributions. The Offered Shares will be fully fungible and rank pari passu in all respects with each other and with all of our existing shares.

The Offered Shares will be issued as uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Swiss Code of Obligations) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). The Offered Shares will be registered in the Company’s non-public register of uncertificated securities (registre des droits-valeurs).

First Rights Offering

Under Swiss law and pursuant to the resolution by the extraordinary shareholders’ meeting held on April 27, 2018, our existing shareholders are entitled to statutory pre-emptive subscription rights to subscribe for any new issuance of common shares and, thus, the Offered Shares, in proportion to their existing shareholdings. As a result, we commenced a pre-emptive subscription rights offering to our Record Shareholders, who had the opportunity to subscribe for up to 8,500,000 Offered Shares on a pro rata basis at the Offering

Price. Offered Shares for which our Record Shareholders exercised their pre-emptive subscription rights, if any, have not been available for allocation in the Public Offering.

See “Subscription Rights Offerings” for more information.

Common shares to be outstanding immediately after this offering	64,753,995 common shares.

Allocation of rights under the First Rights Offering and subscription ratio	Each Record Shareholder was entitled to one pre-emptive subscription right for each existing common share held by such Record Shareholder on the Record Date, and had the right to subscribe for one Offered Share for every 6.74 pre-emptive subscription rights held by such Record Shareholder in the First Rights Offering.

Subscription period for the First Rights Offering

The subscription period for Record Shareholders to exercise their pre-emptive subscription rights to acquire Offered Shares pursuant to the First Rights Offering began concurrently with the Public Offering at 4:00 p.m. (New York City time) on July 17, 2018 and expired at 4:00 p.m. (New York City time) on July 18, 2018.

Each exercise of pre-emptive subscription rights in the First Rights Offering, if any, is effective at the Offering Price, is irrevocable and may not be cancelled, modified, rescinded or withdrawn.

Determination of Offering Price and subscription price

The Offering Price was determined by us and the underwriters after the close of trading on The Nasdaq Global Market on July 18, 2018, on the basis of the number of common shares for which pre-emptive subscription rights were exercised in the First Rights Offering, if any, investor demand resulting from an accelerated book-building procedure, the price on The Nasdaq Global Market for our existing common shares and prevailing market conditions, as further described in the “Underwriting” section of this prospectus supplement.

The subscription price per common share for the First Rights Offering is, and for the Second Rights Offering will be, equal to the Offering Price.

No fractional common shares	We accepted subscriptions for whole Offered Shares only and rounded down any subscription submitted for fractional Offered Shares to the nearest whole number of Offered Shares.

No rights trading	The pre-emptive subscription rights have neither been listed on any securities exchange nor were tradeable.

Use of unsubscribed common shares	After the expiration of the subscription period of the First Rights Offering, the Company will issue up to 8,500,000 common shares, including up to 1,108,695 common shares for which the underwriters have an option exercisable within 30 days of this prospectus supplement. Any pre-emptive subscription rights that were not validly exercised during the subscription period of the First Rights Offering expired and have become null and void without compensation. The Offered Shares for which Record Shareholders did not exercise their statutory pre-emptive subscription rights have been available for allocation to institutional investors in the Public Offering. If the underwriters do not exercise their option to purchase additional common shares allocated to institutional investors in the Public Offering, the corresponding number of common shares will be transferred back to the Company and will become our treasury shares.

Issuance and delivery of new common shares	After expiration of the subscription period, the Offered Shares which have been validly subscribed and paid for in accordance with the terms of the Public Offering or First Rights Offering will be, upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Vaud, validly issued. The delivery of Offered Shares shall be carried out by Computershare Trust Company, N.A. acting as transfer agent and registrar for our common shares.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $80.9 million, based on the Offering Price per share of $11.75, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and pre-clinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”

Intention to commence second rights offering

We also intend to commence a second subscription rights offering for Record Shareholders who will have the opportunity to subscribe for up to 1,500,000 common shares at the Offering Price. The Second Rights Offering will begin at 3:00 a.m. (New York City time) on July 20, 2018 and expire at 4:00 p.m. (New York City time) on July 27, 2018. The Second Rights Offering will be made by means of a separate prospectus supplement.

See “Subscription Rights Offerings.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our securities.

Nasdaq Global Market Symbol	“ACIU”

As of the date of this prospectus supplement, our issued share capital registered in the commercial register of the Canton of Vaud is CHF 1,147,253.80, consisting of 57,362,690 common shares with a nominal value of CHF 0.02 each. The number of our common shares to be outstanding immediately after this offering is based on 57,362,690 common shares outstanding as of March 31, 2018, but excludes 1,594,943 of our common shares issuable upon the exercise of options, non-vested restricted shares and non-vested restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.52 per common share.

Unless otherwise indicated, all information contained in this prospectus supplement also reflects and assumes:

·	no exercise of the subscription rights offered to existing shareholders pursuant to the First Rights Offering and the Second Rights Offering described above; and

·	no exercise of the option granted to the underwriters to purchase up to an additional 1,108,695 of our common shares in connection with the offering at the Offering Price, less underwriting discounts and commissions.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement before making an investment in our securities. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

For a discussion of additional risks related to our business, our relationship with third parties, our intellectual property, our financial condition and capital requirements, or our regulatory environment, see the section titled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, and our other filings with the Securities and Exchange Commission that are also incorporated by reference into this prospectus supplement.

Risks Related to Our Common Shares, the Public Offering and the First Rights Offering

If you subscribed for Offered Shares in the First Rights Offering prior to our publication of the Offering Price, such subscription is binding and irrevocable even though the Offering Price subsequently determined may be different, perhaps materially, than the price of our common shares on The Nasdaq Global Market.

The Offering Price was determined by us and the underwriters after the close of trading on The Nasdaq Global Market on July 18, 2018, on the basis of the number of Offered Shares for which pre-emptive subscription rights were exercised in the First Rights Offering, if any, investor demand resulting from an accelerated book-building procedure, the price on The Nasdaq Global Market for our existing common shares and prevailing market conditions, as further described in the “Underwriting” section of this prospectus supplement.

Subscriptions for Offered Shares pursuant to the exercise of the pre-emptive subscription rights in the First Rights Offering are binding and irrevocable even though the Offering Price has not been established at the time of such exercise, and the Offering Price may be different, perhaps materially, than the price of the Company’s common shares on The Nasdaq Global Market. The Company cannot assure Record Shareholders that the price on The Nasdaq Global Market will not decline below the Offering Price and that, following the exercise of the pre-emptive subscription rights in the First Rights Offering, shareholders will be able to sell the Offered Shares at a price equal to or greater than the Offering Price.

If you failed to exercise your pre-emptive subscription rights, your pre-emptive subscription rights lapsed without compensation and resulted in dilution of your shareholding.

The pre-emptive subscription rights of Record Shareholders who failed to exercise their pre-emptive subscription rights prior to the end of the subscription period expired and have become null and void, and Record Shareholders will not receive any compensation for them. The proportionate ownership and voting interest in our Company of Record Shareholders who failed (or were unable) to exercise their pre-emptive subscription rights have been diluted. We will receive the net proceeds of any sale of Offered Shares in respect of which any Record Shareholder did not validly exercise its rights. Even if a Record Shareholder timely exercised its pre-emptive subscriptions rights, such Record Shareholder and its broker are responsible for complying with the requirements of the underwriters in order to have such rights honored.

Because shareholders’ resolutions regarding a capital increase may be challenged, it is not certain that the share capital increase in connection with the offering will occur when anticipated.

The issuance of the Offered Shares requires registration of the share capital increase with the commercial register of the Canton of Vaud. The Public Offering and the First Rights Offering are based upon the resolution regarding an ordinary capital increase that was approved at the extraordinary shareholders’ meeting held on April 27, 2018. All shareholders’ resolutions of Swiss corporations are subject to a possible challenge pursuant to articles 706 and 706a of the Swiss Code of Obligations. The right to challenge lapses if the action is not brought within two months of the shareholders' meeting. In connection with such a challenge, the registration of the capital increase in the commercial register may be blocked and therefore prevent or delay the completion of an offering such as the Public Offering and the First Rights Offering, including a delay in the settlement. Therefore, although the resolution of the shareholders to increase the share capital is scheduled to be registered with the commercial register in a timely manner, such registration may, for reasons beyond our control, not take place in time to enable the Offered Shares to be traded on a timely basis. Consequently, investors may suffer losses, in particular, if they entered into short selling transactions and are unable to meet their obligations to deliver Offered Shares.

Shareholders may not have been able to exercise pre-emptive subscription rights.

Under laws and regulations of jurisdictions outside Switzerland, including the European Economic Area, Record Shareholders in those jurisdictions may not have been able to exercise or sell their pre-emptive subscription rights unless we took action to register or otherwise qualify the First Rights Offering under the laws of that jurisdiction. If Record Shareholders in such jurisdictions were unable to exercise or sell their pre-emptive subscription rights, their ownership interest in us will be diluted. Furthermore, the short subscription period may have created a logistical challenge for Record Shareholders to exercise their statutory pre-emptive subscription rights. Furthermore, the underwriters may withdraw, cancel or modify any orders of a Record Shareholder who elected to participate in the First Rights Offering if such Record Shareholder, or its bank, broker or other intermediary, respectively, does not have a brokerage account with any of the underwriters or any of their respective affiliates which prevents the ability of the underwriters to timely verify the eligibility of such Record Shareholder or to execute the order from such Record Shareholder. The pre-emptive subscription rights of any Record Shareholder that was not permitted or unable to exercise such rights during the subscription period expired and have become null and void, and such Record Shareholder will not receive any compensation in respect of any such unexercised or invalid rights.

The price of our common shares may be volatile and may fluctuate due to factors beyond our control.

The share prices of publicly traded emerging biopharmaceutical and drug discovery and development companies have been highly volatile and are likely to remain highly volatile in the future. The market price of our common shares may fluctuate significantly due to a variety of factors, including:

·	positive or negative results of testing and clinical studies by us, strategic partners, or competitors;

·	delays in entering into strategic relationships with respect to development and/or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

·	technological innovations or commercial product introductions by us or competitors;

·	changes in government regulations;

·	developments concerning proprietary rights, including patents and litigation matters;

·	public concern relating to the commercial value or safety of any of our product candidates;

·	financing or other corporate transactions;

·	publication of research reports or comments by securities or industry analysts;

·	general market conditions in the pharmaceutical industry or in the economy as a whole; or

·	other events and factors beyond our control.

Broad market and industry factors may materially affect the market price of companies’ stock, including ours, regardless of actual operating performance. Furthermore, issuers such as ourselves whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to short seller attacks and trading in our common shares by non-fundamental investors such as hedge funds and others who may enter and exit positions in our common shares frequently and suddenly, causing increased volatility of our share price. Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender, and profit from a decline in the value of the securities in the process. The publication of any commentary by short sellers with the intent of creating negative market momentum may bring about a temporary, or possibly long term, decline in the market price of our common stock.

There is only a limited free float of our common shares; this may have a negative impact on the liquidity of and the market price for our common shares.

As of the date hereof, shareholders reported as each controlling 5% or more of our common shares will, in the aggregate, hold approximately 51.3% of our common shares. The limited free float may have a negative impact on the liquidity of our common shares and result in a low trading volume of our common shares, which could adversely affect the price of our common shares.

Certain of our existing shareholders exercise significant control over us, and your interests may conflict with the interests of our existing shareholders.

As of March 31, 2018, certain principal shareholders as well as our executive officers and directors together beneficially owned approximately 60.5% of our common shares. Depending on the level of attendance at our general meetings of shareholders, these shareholders may be in a position to determine the outcome of decisions taken at any such general meeting. To the extent that the interests of these shareholders may differ from the interests of the company’s other shareholders, the latter may be disadvantaged by any action that these shareholders may seek to pursue. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of our common shares.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. If certain of our shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. We also entered into a registration rights agreement in connection with the Series E Private Placement with certain investors in the Series E Private Placement pursuant to which we agreed under certain circumstances to file a registration statement to register the resale of the common shares held by certain of our existing shareholders, as well as to cooperate in certain public offerings of such common shares. We will be required to file an amendment to our registration statement on Form F-3 on or prior to August 27, 2018 to register up to 18,041,000 common shares held by one of our shareholders pursuant to these rights. In addition, we have adopted a new omnibus equity incentive plan under which we have the discretion to grant a broad range of equity-based awards to eligible participants. These shares were registered pursuant to the registration statement on Form S-8 that we filed with SEC and, therefore, can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. If a large number of our common shares or securities convertible into our common shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of our common shares and impede our ability to raise future capital.

If you purchased common shares in this offering, you will suffer immediate dilution of your investment.

The Offering Price is substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchased common shares in this offering, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. Based on the public offering price of $11.75 per common share, you will experience immediate dilution of $8.79 (CHF 8.37) per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the Offering Price. To the extent outstanding options or warrants are exercised, you will incur further dilution. See “Dilution.”

We have broad discretion in the use of our cash and cash equivalents and may not use them effectively.

Our management will have broad discretion in the application of our cash and cash equivalents. Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of any viable commercial product and may divert resources away from better opportunities. If we make incorrect determinations regarding the viability or market potential of any of our programs or product candidates or misread trends in the biopharmaceutical industry, in particular for neurodegenerative diseases, our business, financial condition and results of operations could be materially adversely affected. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other product candidates or other diseases and disease pathways that may later prove to have greater commercial potential than those we choose to pursue, or relinquish valuable rights to such product candidates through collaboration, licensing or other royalty arrangements in cases in which it would have been advantageous for us to invest additional resources to retain sole development and commercialization rights. We regularly review the designation of each program as core or seed, and terminate those programs which do not meet our development criteria.

We do not expect to pay dividends in the foreseeable future.

We have not paid any dividends since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that any earnings will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. Under our articles of association, the declaration of dividends requires a resolution passed by a simple majority of the votes cast at a shareholders’ meeting regardless of abstentions and empty or invalid votes. The proposal to pay future dividends to shareholders will in addition effectively be at the discretion of our board of directors after taking into account various factors including our business prospects, cash requirements, financial performance and new product development. In addition, payment of future dividends is subject to certain limitation pursuant to Swiss law or by our articles of association. Accordingly, investors cannot rely on dividend income from our common shares and any returns on an investment in our common shares will likely depend entirely upon any future appreciation in the price of our common shares.

We are a Swiss corporation. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

We are a Swiss corporation. Our corporate affairs are governed by our articles of association and by the laws governing companies, including listed companies, incorporated in Switzerland. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders and directors of companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Swiss law to consider the interests of our Company, our shareholders, our employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. Swiss corporate law limits the ability of our shareholders to challenge resolutions made or other actions taken by our board of directors in court. Our shareholders generally are not permitted to file a suit to reverse a decision or an action taken by our board of directors but are instead only permitted to seek damages for breaches of fiduciary duty. As a matter of Swiss law, shareholder claims against a member of our board of directors for breach of fiduciary duty would have to be brought in Lausanne, Switzerland, or where the relevant member of our board of directors is domiciled. In addition, under Swiss law, any claims by our shareholders against us must be brought exclusively in Lausanne, Switzerland.

Our common shares are issued under the laws of Switzerland, which may not protect investors in a similar fashion afforded by incorporation in a U.S. state.

We are organized under the laws of Switzerland. There can be no assurance that Swiss law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the U.S., which could adversely affect the rights of investors.

Our status as a Swiss corporation may limit our flexibility with respect to certain aspects of capital management and may cause us to be unable to make distributions without subjecting our shareholders to Swiss withholding tax.

Swiss law allows our shareholders to authorize share capital that can be issued by the board of directors without additional shareholder approval. This authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Additionally, subject to specified exceptions, Swiss law grants pre-emptive subscription rights to existing shareholders to subscribe to any new issuance of shares. Any ordinary share capital increase resolution preserving pre-emptive subscription rights requires a simple majority of the votes cast at the shareholders’ meeting regardless of abstentions and empty or invalid votes and shall be implemented within three months. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares as the laws of some other jurisdictions. Swiss law also reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, dividends must be approved by shareholders. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided substantial benefits to our shareholders.

Under Swiss law, a Swiss corporation may pay dividends only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has distributable reserves, each as evidenced by its audited statutory balance sheet. Freely distributable reserves are generally booked either as “free reserves” or as “capital contributions” (apports de capital, contributions received from shareholders) in the “reserve from capital contributions.” Distributions may be made out of issued share capital—the aggregate nominal value of a company’s issued shares—only by way of a capital reduction. As of December 31, 2017, the Company has CHF 179.4 million of reserves from capital contributions and CHF 1,146,983.80 of issued share capital (consisting of 57,349,190 common shares each with a nominal value of CHF 0.02 and no preferred shares) on its audited statutory balance sheet.

We expect the aggregate of these amounts (less the lowest legally possible issued share capital and legal reserve of together CHF 150,000) to represent the amount available for future dividends or capital reductions on a Swiss withholding tax-free basis. We will not be able to pay dividends or make other distributions to shareholders on a Swiss withholding tax-free basis in excess of that amount unless the Company increases its share capital or its reserves from capital contributions. We would also be able to pay dividends out of distributable profits or freely distributable reserves but such dividends would be subject to Swiss withholding taxes. There can be no assurance that we will have sufficient distributable profits, free reserves, reserves from capital contributions or registered share capital to pay a dividend or effect a capital reduction, that our shareholders will approve dividends or capital reductions proposed by us, or that we will be able to meet the other legal requirements for dividend payments or distributions as a result of capital reductions.

Generally, Swiss withholding tax of 35% is due on dividends and similar distributions to our shareholders, regardless of the place of residency of the shareholder, unless the distribution is made to shareholders out of (i) a reduction of nominal value or (ii) assuming certain conditions are met, reserves from capital contributions accumulated on or after January 1, 1997. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “U.S.-Swiss Treaty,” may apply for a refund of the tax withheld in excess of the 15% treaty rate (or in excess of the 5% reduced treaty rate for qualifying corporate shareholders with at least 10% participation in our voting stock, or for a full refund in the case of qualified pension funds). There can be no assurance that we will have sufficient reserves from capital contributions to pay dividends free from Swiss withholding tax, or that Swiss withholding tax rules will not be changed in the future. In addition, we cannot provide assurance that the current Swiss law with respect to distributions out of reserves from capital contributions will not be changed or that a change in Swiss law will not adversely affect us or our shareholders, in particular as a result of distributions out of reserves from capital contributions becoming subject to additional corporate law, tax law or other restrictions. In addition, over the long term, the amount of par value available to us for nominal value reductions or reserves from capital contributions available to us to pay out as distributions is limited. If we are unable to make a distribution through a reduction in nominal value or out of reserves from capital contributions, we may not be able to make distributions without subjecting our shareholders to Swiss withholding taxes.

Under present Swiss tax laws, repurchases of shares for the purposes of cancellation are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the repurchase price and the nominal value of the shares except, since January 1, 2011, to the extent attributable to reserves from capital contributions (apports de capital) if any, and to the extent that, the repurchase of shares is out of retained earnings or other taxable reserves. No partial liquidation treatment applies and no withholding tax is triggered if the shares are not repurchased for cancellation but held by the Company as treasury shares. However, should Company not resell such treasury shares within six years, the withholding tax becomes due at the end of the six year period.

U.S. shareholders may not be able to obtain judgments or enforce civil liabilities against us or our executive officers or members of our board of directors.

We are organized under the laws of Switzerland and our registered office and domicile is located in Ecublens, near Lausanne, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy. Also, certain mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

·	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

·	the judgment of such non-Swiss court has become final and non-appealable;

·	the judgment does not contravene Swiss public policy;

·	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

·	no proceeding involving the same parties and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Our status as a Swiss corporation means that our shareholders enjoy certain rights that may limit our flexibility to raise capital, issue dividends and otherwise manage ongoing capital needs.

Swiss law reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, the payment of dividends and cancellation of treasury shares must be approved by shareholders. Swiss law also requires that our shareholders themselves resolve to, or authorize our board of directors to, increase our share capital. While our shareholders may authorize share capital that can be issued by our board of directors without additional shareholder approval, Swiss law limits this authorization to 50% of the issued share capital at the time of the authorization. The authorization, furthermore, has a limited duration of up to two years and must be renewed by the shareholders from time to time thereafter in order to be available for raising capital. Additionally, subject to specified exceptions, including exceptions explicitly described in our articles of association, Swiss law grants pre-emptive subscription rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various rights and regulations that can attach to different categories of shares as do the laws of some other jurisdictions. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided benefits to our shareholders.

Swiss law restricts our ability to pay dividends.

The proposal to pay future dividends to shareholders will effectively be at the discretion of our board of directors and subject to approval by, in their discretion, our shareholders after taking into account various factors including our business prospects, cash requirements, financial performance and new product development. In addition, payment of future dividends is subject to certain limitation pursuant to Swiss law or by our articles of association. Accordingly, investors cannot rely on dividend income from our common shares and any returns on an investment in our common shares will likely depend entirely upon any future appreciation in the price of our common shares. Dividends paid on our common shares are subject to Swiss Federal withholding tax, except if paid out of reserves from capital contributions (apports de capital). See “Tax Considerations—Swiss Tax Considerations” for a summary of certain Swiss tax consequences regarding dividends distributed to holders of our common shares.

Shareholders in countries with a currency other than Swiss Francs face additional investment risks from currency exchange rate fluctuations in connection with their holding of our common shares.

Any future payments of dividends, if any, will likely be denominated in Swiss Francs. The foreign currency equivalent of any dividend, if any, paid on our common shares or received in connection with any sale of our common shares could be adversely affected by the depreciation of the Swiss Francs against such other currency.

We are a foreign private issuer and, as a result, we are not be subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We are reporting under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Swiss laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each financial year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country governance practices rather than the corporate governance requirements of Nasdaq.

We are a foreign private issuer. As a result, in accordance with Nasdaq Listing Rule 5615(a)(3), we comply with home country governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of Nasdaq. Swiss law does not require that a majority of our board of directors consist of independent directors. Our board of directors therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Although Swiss law also requires that we adopt a compensation committee, we follow home country requirements with respect to such committee and our compensation, nomination and governance committee is tasked with certain director nomination and governance responsibilities. As a result, our practice varies from the requirements of Nasdaq Listing Rule 5605(d), which sets forth certain requirements as to the responsibilities, composition and independence of compensation committees, and from the independent director oversight of director nominations requirements of Nasdaq Listing Rule 5605(e).

Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Our articles of association provide for an independent proxy holder elected by our shareholders, who may represent our shareholders at a general meeting of shareholders, and we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies and company solicitation of proxies is prohibited for public companies in Switzerland, thus our practice varies from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. In addition, we have opted out of shareholder approval requirements for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Listing Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events.

As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We may no longer be a foreign private issuer as of June 30, 2019 (or the end of our second fiscal quarter in any subsequent fiscal year), which would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of January 1, 2019 (or the first day of the fiscal year immediately succeeding the end of such second quarter). In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be United States citizens or residents, (ii) more than 50 percent of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the end of our fiscal year 2021, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before the end of our fiscal year 2021, in which case we would no longer be an “emerging growth company” as of the following December 31 (our fiscal year end). We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

As a result of being a public company we incur additional costs and we may not manage to comply with our internal control procedures and corporate governance structures.

As a public company, we incur additional legal, insurance, accounting and other expenses that we did not incur as a private company. For example, as a public company, we needed to adopt additional internal controls and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligation under the securities laws. However, if our efforts to comply with evolving laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us. This could have a material adverse impact on our business, financial condition and results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud among other objectives. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also subject us to regulatory scrutiny and sanctions, impair our ability to raise revenue and cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

We are required to disclose changes made in our internal controls and procedures and our management is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until the end of our fiscal year 2021. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common shares and our trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts cover our company, the trading price for our common shares would likely be negatively affected. In addition, if one or more of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause the price of our common shares and trading volume to decline.

An increase in our tax rate could occur, which could adversely affect our financial results.

The Swiss Federal government had proposed changes to align Swiss corporate taxation with international recommendations but voters in Switzerland voted against such proposals in a national referendum on February 12, 2017. On June 6, 2018, the Swiss Federal Council has published the draft bill of the new tax reform named “Tax Proposal 17” (Steuervorlage 17) and the accompanying report (Botschaft) that is currently being debated by the Swiss Parliament. Thus, uncertainty will continue about the future level of Swiss Federal corporate income taxes that may apply to us until revised proposals are put forward and gain acceptance. The Tax Proposal 17 is expected to come into force no earlier than January 1, 2020. The Tax Proposal 17 includes – amongst other measures – the following measures:

·	repealing the status companies at the cantonal level as well as certain tax practices at the federal level, including transitional measures;

·	introducing a mandatory patent box regime at the cantonal level; and

·	introducing an optional R&D “super deduction” at the cantonal level.

In 2017, the voters of the Canton of Vaud have approved a change of the Vaud cantonal tax law which includes, among other changes, a reduction of the combined effective Swiss income tax rate from currently 20.5% to 13.8%. The government of the Canton of Vaud has proposed to implement early such corporate tax reform in the Canton of Vaud on January 1, 2019 independent from the entry into force of the Tax Proposal 17.

We expect that, if these measure come into force, it is likely that our combined effective Swiss income tax rate would decline from approximately 20.5% to 13.8%.

Although we believe that we were not a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in 2017, and we do not expect to be a PFIC in the immediately foreseeable future, if we were a PFIC U.S. shareholders may be subject to adverse U.S. federal income tax consequences.

Under the Internal Revenue Code of 1986, as amended, or the Code, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of passive income or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, certain non-active rents and royalties, and capital gains. Based on our business plan and certain estimates and projections, including as to the relative values of our assets, we do not believe that we were a PFIC for our 2017 taxable year and do not expect to be a PFIC in the immediately foreseeable future. However, there can be no assurance that the IRS will agree with our conclusion. In addition, whether we will be a PFIC in 2018 or any future years is uncertain because, among other things, (i) we currently own, a substantial amount of passive assets, including cash, (ii) the amount and composition of our income as passive or non-passive may vary substantially over time, and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. investor holds common shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds common shares, even if we ceased to meet the threshold requirements for PFIC status. Such a U.S. investor may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends, and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to take a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.

For further discussion, see the section in this prospectus supplement entitled “Tax Considerations.”

Use of Proceeds

We estimate that the net proceeds to us from the Public Offering and the First Rights Offering will be approximately $80.9 million, based on the Offering Price of $11.75 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds from the offering will be approximately $93.2 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of March 31, 2018, we had cash and cash equivalents of CHF 109.7 million. We anticipate that we will use our existing liquidity and the net proceeds from the Public Offering and the First Rights Offering primarily to fund research and development expenses for our clinical and pre-clinical research and development activities and for working capital and general corporate purposes.

However, due to the uncertainties inherent in the product development process, it is difficult to estimate with certainty the exact amounts of the net proceeds from the Public Offering and the First Rights Offering that may be used for the above purposes. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of our ongoing pre-clinical and clinical studies or pre-clinical and clinical studies we may commence in the future and the timing of regulatory submissions. As a result, our management will have broad discretion over the use of the net proceeds from the Public Offering and the First Rights Offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain pre-clinical activities or clinical studies if the net proceeds from the Public Offering and the First Rights Offering and our other sources of cash are less than expected.

Pending the use of the proceeds from the Public Offering and the First Rights Offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. and Swiss governments. We are likely to convert a substantial amount of the proceeds into CHF shortly after the closing of the Public Offering.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

Under Swiss law, any dividend must be proposed by our board of directors and approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of incorporation. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years (“report des bénéfices”) or if it has distributable reserves (“réserves à libre disposition”), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (“réserves libres”) or as “reserve from capital contributions” (“apports de capital”). Distributions out of nominal share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction.

Capitalization

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and equity) as of March 31, 2018:

·	on an actual basis; and

·	on an as adjusted basis to give effect to our issuance and sale of 7,391,305 common shares in the Public Offering and the First Rights Offering, at the Offering Price of $11.75 per common share, after deducting underwriting discounts and estimated offering expenses payable by us.

Investors should read this table in conjunction with our consolidated financial statements and related notes included in this prospectus supplement and incorporated by reference herein. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, see “Where You Can Find More Information” and “Incorporation by Reference.”

The following table assumes that (i) none of the subscription rights offered to existing shareholders pursuant to the First Rights Offering were, and pursuant to the Second Rights Offering are, exercised, and (ii) the underwriters’ option to purchase additional shares in this offering has not been exercised.

	As of March 31, 2018
	Actual	As Adjusted(1)
	(in thousands of CHF)
Cash and cash equivalents	109,669	186,798
Shareholders’ equity
Common shares, nominal value CHF 0.02 per share 57,362,690 shares issued and outstanding on an actual basis and 64,753,995 issued and outstanding on a pro forma basis	1,147	1,295
Share premium	188,357	265,338
Accumulated losses	(83,676)	(83,676)
Total equity	105,828	182,957
Total capitalization	105,828	182,957

The number of common shares in the table above excludes 1,594,943 of our common shares issuable upon the exercise of options, non-vested restricted shares and non-vested restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.52 per common share.

Dilution

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of March 31, 2018 was $111.0 million (CHF 105.8 million), or $1.94 per common share (CHF 1.84 per common share), based on 57,362,690 common shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 57,362,690, the total number of our common shares issued and outstanding at March 31, 2018.

After giving effect to the sale by us of 7,391,305 common shares in this offering at the Offering Price of $11.75 per share, less the underwriting discounts and estimated offering expenses payable by us, and assuming that none of the pre-emptive subscription rights offered to existing shareholders pursuant to the First Rights Offering and the Second Rights Offering are exercised, our net tangible book value at March 31, 2018 would have been $191.9 million, or $2.96 per common share. This represents an immediate increase in net tangible book value of $1.03 per share to existing shareholders and an immediate dilution of $8.79 per share to investors in this offering. The following table illustrates this per share dilution:

	(in USD)	(in CHF)
Public offering price per share	11.75	11.20
Historical net tangible book value per share as of March 31, 2018	1.94	1.84
Increase per share attributable to new investors purchasing shares in this offering	1.03	0.98
As adjusted net tangible book value per share after giving effect to this offering	2.96	2.83
Dilution per share to new investors	8.79	8.37
Percentage of dilution in net tangible book value per common share for new investors	74.77%	74.77%

Swiss Franc amounts have been translated into U.S. dollars at a rate of CHF 0.9532 to USD 1.00, the official exchange rate quoted as of March 31, 2018 by the U.S. Federal Reserve Bank. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss Francs on March 31, 2018 and have been provided solely for the convenience of the reader. The above table assumes that (i) none of the subscription rights offered to existing shareholders pursuant to the First Rights Offering were, and pursuant to the Second Rights Offering are, exercised, and (ii) the underwriters’ option to purchase additional shares in this offering has not been exercised.

The calculations above are based on 57,362,690 common shares outstanding as of March 31, 2018, but exclude 1,594,943 of our common shares issuable upon the exercise of options, non-vested restricted shares and non-vested restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.52 per common share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

Subscription Rights OfferingS

The First Rights Offering

The First Rights Offering may have an impact on the accelerated book-building process, the determination of the Offering Price for the Offered Shares and the number of Offered Shares that may be offered and sold in the Public Offering to which this prospectus supplement relates.

Under Swiss law and pursuant to the resolution by the extraordinary shareholders’ meeting held on April 27, 2018, our existing shareholders are entitled to statutory pre-emptive subscription rights to subscribe for the Offered Shares in proportion to their existing shareholdings. As a result, we commenced, concurrently with the Public Offering, a pre-emptive subscription rights offering to our Record Shareholders, who had the opportunity to subscribe for up to 8,500,000 Offered Shares on a pro rata basis at the Offering Price. Offered Shares for which our Record Shareholders exercised their pre-emptive subscription rights, if any, have not been available for allocation in the Public Offering.

Each Record Shareholder was entitled to one pre-emptive subscription right for each existing common share held by such Record Shareholder after the close of trading on The Nasdaq Global Market on July 2, 2018. Accordingly, such Record Shareholder had the right, during the subscription period described below, to subscribe for one Offered Share for every 6.74 pre-emptive subscription rights held by such Record Shareholder.

Record Shareholders had the opportunity to exercise their pre-emptive subscription rights to acquire the Offered Shares during the subscription period from 4:00 p.m. (New York City time) on July 17, 2018 to 4:00 p.m. (New York City time) on July 18, 2018. Record Shareholders had to exercise their pre-emptive subscription rights before the end of such subscription period. We reserved the right to suspend or extend the subscription period for the First Rights Offering.

Any pre-emptive subscription rights that were not validly exercised prior to the end of the subscription period expired and have become null and void without compensation. The underwriters may withdraw, cancel or modify any orders of a Record Shareholder who elected to participate in the First Rights Offering if such shareholder, or its bank, broker or other intermediary, respectively, does not have a brokerage account with the underwriters or any of their affiliates which prevents the ability of the underwriters to timely verify the eligibility of such Record Shareholder or to execute the order from such Record Shareholder. Each exercise of pre-emptive subscription rights in the First Rights Offering, if any, is effective at the Offering Price, is irrevocable and may not be cancelled, modified, rescinded or withdrawn. We accepted subscriptions for whole Offered Shares only and rounded down any subscription submitted for fractional Offered Shares to the nearest whole number of Offered Shares.

Our Record Shareholders also had pre-emptive subscription rights, and the opportunity to exercise such pre-emptive subscription rights during the subscription period for the First Rights Offering, with respect to the Option Shares that are available to the underwriters under the option described herein. New shareholders that purchase common shares in the Public Offering neither have pre-emptive subscription rights with respect to the Option Shares to be sold pursuant to the option by the underwriters nor will have pre-emptive subscription rights in the Second Rights Offering.

The pre-emptive subscription rights have neither been listed on any securities exchange nor were tradeable.

Any eligible Record Shareholder interested in participating in the First Rights Offering should have directed the bank, broker or other intermediary administering its securities account to which such eligible Record Shareholder’s existing common shares are credited to contact the Syndicate Department of Jefferies LLC by calling +1 (212) 284-2342 prior to the expiration of the subscription period and indicated how many pre-emptive subscription rights such Record Shareholder wishes to exercise.

At the extraordinary shareholders’ meeting held on April 27, 2018, our shareholders approved an ordinary capital increase of up to 8,500,000 common shares. The First Rights Offering and the Public Offering are carried out based on this approved ordinary capital increase. The wording of the resolutions pertaining to the First Rights Offering and the Public Offering as approved by our shareholders is the following:

·	the share capital of the Company is increased by way of an ordinary increase by up to CHF 170,000 by issuing up to 8,500,000 registered shares with a nominal value of CHF 0.02 each;

·	the pre-emptive subscription rights of the shareholders for the newly issued registered shares shall be preserved; the Board of Directors shall be entitled to publish the subscription price by electronic media including press release and e-mail and to limit the subscription period to one business day; any new shares not subscribed shall be allocated by the Board of Directors at its discretion;

·	the technical issuance price of the new shares to be paid in cash shall be determined by the Board of Directors;

·	the new shares are entitled to dividends for the business year starting January 1, 2018;

·	the new shares are subject to the transfer restrictions as outlined in article 4 of the articles of association;

·	the stamp duty shall be paid by the Company; and

·	the Board of Directors is authorized and instructed to implement and register this capital increase with the competent commercial register.

The Offered Shares

The Offered Shares will have a nominal value of CHF 0.02 each. We will issue the Offered Shares in an ordinary share capital increase against cash contributions approved by our shareholders at the extraordinary shareholders’ meeting held on April 27, 2018. The Offered Shares will be fully fungible and rank pari passu in all respects with each other and with all of our existing common shares. The Offered Shares are subject to the transfer restrictions as set forth in article 4 of our articles of association.

The Offered Shares will be issued as uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Swiss Code of Obligations) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). The Offered Shares will be registered in our non-public register of uncertificated securities (registre des droits-valeurs).

The price determination for our common shares in the Public Offering and the First Rights Offering was made by agreement between us and the underwriters based on the process for evaluating investor demand known as accelerated book-building. The Offering Price was determined by us and the underwriters after the close of trading on The Nasdaq Global Market on July 18, 2018, on the basis of the number of common shares for which pre-emptive subscription rights were exercised in the First Rights Offering, if any, investor demand resulting from an accelerated book-building procedure, the price on The Nasdaq Global Market for our existing common shares and prevailing market conditions, as further described in the “Underwriting” section of this prospectus supplement.

The Offered Shares for which Record Shareholders did not exercise their statutory pre-emptive subscription rights in the First Rights Offering have been available for allocation to institutional investors in the Public Offering. If and to the extent the underwriters do not or not fully exercise their option to purchase the Option Shares, the corresponding number of common shares will be transferred to the Company and will become our treasury shares.

After expiration of the subscription period of the First Rights Offering, the Offered Shares which have been validly subscribed and paid for in accordance with the terms of the Public Offering or the First Rights Offering will be, upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Vaud, validly issued. The delivery of Offered Shares shall be carried out by Computershare Trust Company, N.A. acting as transfer agent and registrar for our common shares.

The Second Rights Offering

The following is a brief summary of certain terms of the Second Rights Offerings to be conducted for the benefit of our existing shareholders and is included in this prospectus supplement for information purposes only. The following summary does not constitute an offer, and is not to be construed as a solicitation, invitation or offer to buy or sell any securities.

We also intend to commence the Second Rights Offering, pursuant to which existing shareholders will have the opportunity to subscribe for up to 1,500,000 common shares. The Second Rights Offering will begin at 3:00 a.m. (New York City time) on July 20, 2018 and expire at 4:00 p.m. (New York City time) on July 27, 2018. The Second Rights Offering will not be conducted by the underwriters and is not subject to this prospectus supplement which refers to the Second Rights Offering for information purposes only.

Shareholders participating in the Second Rights Offerings will be obligated to pay for the subscription price of the common shares allocated to them on the date determined by Computershare, as subscription agent, which may be any day during the applicable subscription period.

Price Range of Common Shares

The common shares of the Company are listed on The Nasdaq Global Market under the symbol “ACIU”.

The following table sets forth the highest and lowest intraday sales prices for the common shares as reported by The Nasdaq Global Market for the periods indicated:

	Nasdaq Global Market
Year ended December 31, 2018	$ High	$ Low
Third Quarter (through July 18, 2018)	$16.36	$9.05
Second Quarter	$11.24	$7.57
First Quarter	$13.91	$10.06

	Nasdaq Global Market
Year ended December 31, 2017	$ High	$ Low
Fourth Quarter	$13.09	$10.10
Third Quarter	$11.70	$6.03
Second Quarter	$10.50	$8.51
First Quarter	$14.06	$10.27

	Nasdaq Global Market
Year ended December 31, 2016	$ High	$ Low
Fourth Quarter	$18.95	$10.36
Third Quarter (beginning on September 23, 2016)	$19.97	$14.11

	Nasdaq Global Market
Most recent six months	$ High	$ Low
July (through July 18, 2018)	$16.36	$9.05
June	$10.35	$7.57
May	$10.75	$9.60
April 2018	$11.24	$8.51
March 2018	$12.55	$10.06
February 2018	$13.50	$10.52
January 2018	$13.91	$12.31

Tax Considerations

Swiss Tax considerations

The following summary contains a description of the principal Swiss tax consequences of the allotment and exercise of pre-emptive subscription rights and the acquisition, ownership and disposition of Offered Shares, but it does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to exercise of the pre-emptive subscription rights and to purchase, own or dispose of Offered Shares. In particular, the summary does not take into account the specific circumstances of any particular investor.

This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. This summary does not address any aspects of Swiss taxation other than aspects of Swiss federal withholding tax, Swiss federal, cantonal and communal income taxes and Swiss federal issuance and securities turnover tax. Investors are urged to consult their own tax advisors regarding the Swiss tax consequences of allotting and exercising of pre-emptive subscription rights and of acquiring, owning and disposing of Offered Shares or the receipt of dividends or distributions, if any, on Offered Shares.

Taxation in respect of pre-emptive subscription rights

Swiss Withholding Tax

Neither the allotment nor exercising of pre-emptive subscription rights are taxable distributions or transactions for purposes of Swiss withholding tax (impôt anticipé).

Swiss Securities Turnover Tax

Neither the allotment nor exercising of pre-emptive subscription rights are taxable transactions for purposes of Swiss securities turnover tax (droit de timbre de négotiation).

Swiss Income Taxes

Pre-emptive subscription rights held by holders resident outside of Switzerland and with no trade or business in Switzerland

The allotment or exercising of pre-emptive subscription rights to or by holders who are not resident in Switzerland for tax purposes, and who, during the relevant taxation year, have not engaged in a trade or business carried on through a permanent establishment in Switzerland for Swiss tax purposes are not subject to any Swiss federal, cantonal or communal income tax. See “—Swiss Withholding Tax” above for a summary on the Swiss withholding tax treatment of pre-emptive subscription rights. See “—International Automatic Exchange of Information” below for a summary on the exchange of information in respect of holding pre-emptive subscription rights in an account or deposit with a financial institution or paying agent in Switzerland.

Pre-emptive subscription rights held by Swiss resident individuals as private investments

Pre-emptive subscription rights allotted with respect to existing common shares of the Company held by a Swiss resident individual as private investments take on the same classification as private investments as the existing common shares. For such a holder neither the allotment, holding nor exercising of the pre-emptive subscription rights allotted are subject to Swiss federal, cantonal or communal income tax. A capital loss incurred by such a holder for reason of not having validly exercised pre-emptive subscription rights during the subscription period (with the consequence of the pre-emptive subscription rights expiring without compensation) will not be tax-deductible.

See “—pre-emptive subscription rights held as assets of a Swiss business” below for a summary on the taxation treatment of individuals who are classified as “professional securities dealers.”

Pre-emptive subscription rights held as assets of a Swiss business

The allotment of pre-emptive subscription rights to corporate or individual holders, who hold existing common shares with respect to which such pre-emptive subscription rights are allotted, and consequentially the pre-emptive subscription rights, as part of a trade or business carried on through a permanent establishment in Switzerland, and the exercise of such pre-emptive subscription rights for the purchase of Offered Shares, are generally treated by such holders as a non-recognition transaction for statutory accounting purposes. Consequently, tax following generally the statutory accounting treatment, neither the allotment nor the exercise of such pre-emptive subscription rights are normally taxable transactions for such holders for purposes of Swiss federal, cantonal and communal corporate or individual income tax.

A capital loss realized in respect of pre-emptive subscription rights allotted for existing common shares which are held as business assets, and which pre-emptive subscription rights therefore take on the classification of the existing common shares of the Company as business assets, for reason of not having validly exercised such pre-emptive subscription rights (with the consequence of them expiring without compensation), are includible in, or deductible from, gross income in the relevant taxation period for such a holder for purposes of Swiss federal, cantonal and communal corporate or individual income tax.

This taxation treatment also applies to Swiss-resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, among other things, frequent dealing, or leveraging their investments, in securities.

Taxation in respect of Offered Shares

Swiss federal withholding tax

Swiss federal withholding tax on dividends and similar distributions on the Offered Shares

Dividends on Offered Shares made or paid by the Company out of capital contribution reserves (apports de capital) and distributions on Offered Shares made or paid by the Company based upon a reduction of nominal value of Offered Shares (Nennwertherabsetzung) are exempt from Swiss federal withholding tax (impôt anticipé). Any other dividends and cash or in-kind distributions (including scrip or stock dividends) on Offered Shares made or paid by the Company are subject to Swiss federal withholding tax at a rate of 35%. The withholding tax must be withheld by the Company on the gross amount of the dividend or distribution and be remitted to the Swiss Federal Tax Administration. Capital gains realized on the sale of Offered Shares are not subject to the withholding tax.

Refund to Swiss-resident recipients

The relevant Swiss tax authority will refund or credit the Swiss federal withholding tax deducted by the Company on dividends or distributions on Offered Shares in full to holders of Offered Shares who are resident in Switzerland and to holders who hold the Offered Shares as part of a trade or business in Switzerland, and who, in each case, among other things, are the beneficial owners of the Offered Shares and the dividends or the distributions made or paid on the Offered Shares and who duly report the dividend or distribution in their income tax return or their statutory financial statements, as applicable, for the relevant tax period.

Refund to non-resident recipients

(a) In General

A holder who is not a resident of Switzerland and who does not hold the Offered Shares as part of a trade or business in Switzerland may be entitled to a full or partial refund of the Swiss federal withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the other conditions of such treaty are met. A reduction of the withholding tax at source is not provided for by Switzerland for portfolio holdings and, therefore, is not permissible. Holders of Offered Shares should be aware that the procedures for claiming treaty benefits (and the time frame required for obtaining a tax refund) may differ from country to country and should consult their own legal, financial or tax advisors regarding the procedures for claiming a refund of the withholding tax.

(b) Residents of the U.S.

A holder of Offered Shares who is a resident of the US for purposes of the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income (Treaty), without taxable presence in Switzerland to which the Offered Shares are attributable or who is a qualified US pension fund and who, in each case, is the beneficial owner of the Offered Shares and the dividend or distribution and who meets the other conditions of the Treaty may apply for a full refund of the withholding tax in the case of qualified US pension funds or in excess of the amount of the 15% treaty rate in all other cases. The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms together with an instruction form may be obtained from any Swiss consulate general in the U.S., the Swiss Federal Tax Administration at the address below or be down-loaded from the Swiss Federal Tax Administration’s website. Four copies of the form must be duly completed, signed before a notary public of the U.S., and three of them must be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003,

Berne, Switzerland. The form must be accompanied by suitable evidence of deduction of the Swiss federal withholding, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the tax became payable.

Swiss income taxes

Offered Shares held by holders resident outside of Switzerland and with no trade or business in Switzerland

Holders of Offered Shares who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment situated in Switzerland for tax purposes, will not be subject to any Swiss federal, cantonal or communal income taxes as a result of them realizing gain on the sale or other disposition of Offered Shares or receiving dividends or other distributions, if any, on Offered Shares. Refer to “―Swiss federal withholding tax” above for a summary on the Swiss withholding tax treatment of dividends and distributions on Offered Shares. Refer to “―International Automatic Exchange of Information” below for a summary on the international exchange of information in tax matters by Switzerland in respect of Offered Shares held in accounts or deposits with a paying agent in Switzerland. Refer to “―Swiss Facilitation of the Implementation of the US Foreign Account Tax Compliance Act” below for a summary on the implementation of FATCA by Switzerland.

Offered Shares held by Swiss resident individuals as private investments

Dividends and other distributions, if any, on Offered Shares, made or paid by the Company out of reserves from capital contributions (apports de capital) and distributions made or paid by the Company on Offered Shares based upon a capital reduction (reduction de la valeur nominale), if any, are exempt from Swiss federal, cantonal and communal income taxes for holders of Offered Shares who are individuals resident in Switzerland for tax purposes and who hold the Offered Shares as private capital investments. Other dividends and distributions, if any, on Offered Shares will be subject to Swiss federal, cantonal or communal income taxes for such holders.

A capital gain realized by an individual resident in Switzerland on the sale of Offered Shares held by her or him as private capital investments classifies as tax-exempt private capital gain and, conversely, a capital loss as non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income taxes. Refer to “—Offered Shares held as assets of a Swiss business” for information on the taxation of individuals classified as “professional securities dealers.”

Offered Shares held as assets of a Swiss business

For a holder who holds Offered Shares as part of a trade or business carried on in Switzerland dividends and distributions, if any, made or paid by the Company on Offered Shares, and capital gain or loss realized on the sale of Offered Shares, are includible in, or deductible from, respectively, taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income taxes. This taxation treatment also applies to Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers”. Corporate taxpayers may be eligible for dividend relief (réductions pour participations) in respect of dividends and distributions, if any, on Offered Shares held as part of a Swiss business if the market value of the Offered Shares held by them equals or exceeds CHF 1 million or represents 10% or more of, the share capital or the dividend rights, of the Company.

Swiss federal issuance stamp tax

The Company will be subject to the Swiss issuance stamp tax (droit de timbre d'émission) on the issuance of the Offered Shares of 1% of the subscription price, net of certain deductions.

Swiss federal securities turnover tax

In respect of purchases of Offered Shares in the Offering

The delivery of Offered Shares against payment of the subscription price is exempt from Swiss federal securities turnover tax (droit de timbre de négotiation).

In respect of other transactions in Offered Shares

Any transactions in the Offered Shares after the offering, where a bank or another securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act, acts as an intermediary, or is a party, to the transaction, is subject to Swiss federal securities turnover tax at a tax rate of up to 0.15% of the consideration paid for such Offered Shares.

Subject to applicable statutory exemptions in respect of the one or the other party to such a transaction, half of the tax is customarily charged to the one party to the transaction and the other half to the other party to the transaction.

International Automatic Exchange of Information

Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (AEOI) in tax matters. The agreement applies to all 28 EU member states and certain other jurisdictions. Further, Switzerland has entered into the multilateral competent authority agreement on the automatic exchange of financial account information (MCAA), and based on the MCAA, a number of bilateral AEOI agreements with other countries.

Based on such agreements and the implementing laws of Switzerland, Switzerland commenced collecting or will commence collecting data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or other treaty state from 2017 and began exchanging the data in 2018 or will begin exchanging the data at a later date, depending on the date of effectiveness of the applicable agreement, including, as the case may be, in respect of Offered Shares held in such accounts or deposits. Switzerland has signed and intends to sign further AEOI agreements with further countries. An up-to-date list of the AEOI agreements of Switzerland in effect or signed and becoming effective and the dates of commencement of data collection and the dates of information exchange, can be found on the website of the State Secretariat for International Financial Matters SIF.

Swiss Facilitation of the Implementation of the US Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that accounts held by U.S. persons with Swiss financial institutions, which accounts may include Offered Shares and income derived thereon, are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the Treaty.

Material U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell LLP, the following are the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing our common shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire common shares.

This discussion applies only to a U.S. Holder that holds common shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

·	certain financial institutions;

·	dealers or traders in securities who use a mark-to-market method of tax accounting;

·	persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

·	U.S. Holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

·	entities classified as partnerships for U.S. federal income tax purposes;

·	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

·	persons that own or are deemed to own ten percent or more of our shares, by vote or value; or

·	persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.

This discussion does not address the U.S. federal income tax consequences of the First Rights Offering or the Second Rights Offering, including the acquisition of newly-issued common shares by our existing shareholders in either such offering. Current holders of our common shares should consult their tax advisers with respect to the U.S. federal income tax consequences of the First Rights Offering or the Second Rights Offering and the acquisition of any common shares in either such offering.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares, who is eligible for the benefits of the Treaty and who is:

·	a citizen or individual resident of the United States;

·	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

·	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances.

Taxation of Distributions

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions will be reported to U.S. Holders as dividends. For so long as our common shares are listed on NASDAQ or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders will be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, will be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holder. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Swiss income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

Subject to the passive foreign investment company rules described below, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Subject to certain exceptions, this gain or loss will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Based on our business plan and certain estimates and projections, including as to the relative values of our assets, we do not believe that we were a PFIC for our 2017 taxable year and do not expect to be a PFIC in the immediately foreseeable future. However, there can be no assurance that the IRS will agree with our conclusion. In addition, whether we will be a PFIC in 2018 or any future years is uncertain because, among other things, (i) we currently own, and will own after the completion of this offering, a substantial amount of passive assets, including cash, (ii) the amount and composition of our income as passive or non-passive may vary substantially over time, and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any year during which a U.S. Holder holds common shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we ceased to meet the threshold requirements for PFIC status.

If we were a PFIC for any taxable year during which a U.S. Holder held common shares (assuming such U.S. Holder has not made a timely mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

In addition, in order to avoid the application of the foregoing rules, a United States person that owns stock in a PFIC for U.S. federal income tax purposes may make a “qualified electing fund” election (a “QEF Election”) with respect to such PFIC if the PFIC provides the information necessary for such election to be made. If a United States person makes a QEF Election with respect to a PFIC, the United States person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections.

In addition, if we were a PFIC or, with respect to particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns common shares during any year in which we are a PFIC, the holder must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers concerning our potential PFIC status and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to certain information reporting requirements, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of the common shares.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, to be dated the pricing date for this offering, among us and Jefferies LLC, Leerink Partners LLC and UBS Securities LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	2,808,696
Leerink Partners LLC	2,513,044
UBS Securities LLC	1,404,348
H.C. Wainwright & Co., LLC	665,217
Total	7,391,305

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Any Record Shareholder who elects to participate in the First Rights Offering must comply with the subscription requirements and give notice to the underwriters prior to 4:00 pm (New York City time) on July 18, 2018. The underwriters may withdraw, cancel or modify any orders of a Record Shareholder who has elected to participate in the First Rights Offering if such shareholder, or its bank, broker or other intermediary, respectively, does not have a brokerage account with the underwriters or any of their affiliates which prevents the ability of the underwriters to timely verify the eligibility as Record Shareholder and execute the order.

The address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022; the address of Leerink Partners LLC is 1301 Avenue of the Americas, 12th Floor, New York, New York 10019; the address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the Offering Price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.423 per share. After the offering, the Offering Price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the Offering Price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Share	With Option to Purchase Additional Share	Without Option to Purchase Additional Share	With Option to Purchase Additional Share

Public offering price	$11.750	$11.750	$86,847,833.750	$99,875,000.00
Underwriting discounts and commissions paid by us	$0.705	$0.705	$5,210,870.025	$5,992,500.00
Proceeds to us, before expenses	$11.045	$11.045	$81,636,963.725	$93,882,500.00

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $721,000.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,108,695 shares from us at the Offering Price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If the underwriters do not exercise this option, the corresponding number of common shares will be transferred back to us and will become treasury shares.

No Sales of Similar Securities

For a period of 90 days after the date of this prospectus supplement, we have agreed that we will not, directly or indirectly (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of our common shares or any shares convertible into or exchangeable or exercisable for any of our common shares (“related securities”), (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase our common shares or related securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of our common shares or related securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common shares or related securities within the meaning of Section 16 of the Exchange Act or (v) file with the U.S. Securities and Exchange Commission a registration statement under the Securities Act relating to our common shares or related securities, or publicly disclose the intention to take any such action, without the prior written consent of Jefferies LLC and Leerink Partners LLC.

The restrictions described above will not apply to:

·	the common shares issued and sold hereby;

·	the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or described in this prospectus supplement;

·	the issuance by us of any options or warrants pursuant to any employee equity incentive plan or share ownership plan existing on the date hereof or described in this prospectus supplement;

·	the filing by us of a registration statement with the U.S. Securities and Exchange Commission on Form S-8 in respect of any common shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan existing on the date hereof or described in this prospectus supplement;

·	the transfer of our common shares or related securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of common shares, involving a change of control after the completion of this offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, our common shares or related securities shall remain subject to the restrictions described in the preceding paragraph;

·	the sale or issuance of or entry into an agreement to sell or issue our common shares or related securities in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) the assumption of employee benefit plans in connection with mergers or acquisitions, or (vi) the filing of a registration statement with respect to any of the foregoing;

·	the filing of a registration statement on Form F-3/A solely for the purpose of complying with our contractual obligations under that certain Registration Rights Agreement dated as of October 23, 2015 among us and the shareholders party thereto (the “Registration Rights Agreement”); or

·	the issuance of additional common shares subject to certain restrictions.

As permitted under the restrictions described above, we intend to file a post-effective amendment to our registration statement on Form F-3 (as amended) currently on file with the Securities and Exchange Commission by August 27, 2018 to register up to 18,041,000 common shares of AC Immune held by one of our shareholders, pursuant to a notice of exercise of registration rights submitted to us by such shareholder under the terms of the Registration Rights Agreement.

Each of our officers and directors has agreed that, for a period of 90 days after the date of this prospectus supplement and without the prior written consent of Jefferies LLC and Leerink Partners LLC, he or she will not (i) sell or offer to sell any common shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or such person’s family members (which shall mean the spouse of such person, an immediate family member (as defined in Rule 16a-1(e) under the Exchange Act) of such person or an immediate family member of such person’s spouse, in each case living in such person’s household or whose principal residence is such person’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise)); (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of common shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or (iv) publicly announce any intention to do any of the foregoing.

However, notwithstanding the immediately preceding paragraph, the restrictions described in the lock-up agreement will not apply in certain circumstances, including to:

·	transactions relating to common shares or other securities acquired by such person in this offering or in open market transactions;

·	(a) the exercise of stock options or other similar awards granted pursuant to our equity incentive plans or the vesting or settlement of awards granted pursuant to our equity incentive plans (including the delivery and receipt of common shares and related securities in connection with such vesting or settlement); provided that, in the case of this clause (a), the foregoing restrictions shall apply to any of the undersigned’s common shares issued upon such exercise, vesting or settlement; or (b) the transfer of common shares or any related securities from such person to us (or the purchase and cancellation of same by us) upon a vesting event of our securities or upon the exercise of options to purchase common shares by such person, in each case on a “cashless” or “net exercise” basis, or to cover income or withholding and other tax obligations of such person in connection with such vesting or exercise of options for our common shares, whether by means of a “net settlement” or otherwise;

·	transfers of common shares or related securities:

·	as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document;

·	if such person is a natural person, to a member of the immediate family member of such person;

·	if such person is a natural person, to any trust or other like entity for the direct or indirect benefit of such person or the immediate family member of such person;

·	if such person is a natural person, by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

·	if such person is a natural person, to a corporation, partnership, limited liability company or other entity of which such person and the immediate family member of such person are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

·	if such person is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of such person or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such person;

·	if such person is a corporation, partnership, limited liability company or other entity, to any affiliate thereof;

·	if such person is a corporation, partnership, limited liability company or other entity, to any investment fund or other entity controlled or managed by such person; or

·	as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such person;

provided that in the case of any transfer or distribution pursuant to the sub-bullets above, each donee, distributee or transferee agrees to be bound in writing by the terms of the lock-up agreement.

·	the establishment or modification of any contract, instruction or trading plan intended to comply with Rule 10b5-1 under the Exchange Act for the transfer of common shares; provided that (i) such plan does not provide for the transfer of common shares during the 90-day lock-up period, (ii) the establishment of such plan shall not be voluntarily publicly announced or filed under the Exchange Act and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of such person or us regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the 90-day lock-up period;

·	the transfer of common shares or related securities to us, pursuant to agreements or rights in existence on the date of this prospectus supplement under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or in connection with the termination of such person’s employment with us;

·	the transfer of common shares or related securities that occurs by any order or settlement resulting from any legal proceeding; or

·	the transfer of common shares or related securities pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the common shares or related securities involving a change of control of us; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the common shares owned by such person shall remain subject to the restrictions described above.

Jefferies LLC and Leerink Partners LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of our common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of our common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common share for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each a Relevant Member State, the underwriters represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, they have not made and will not make an offer of our common shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to our common shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of our common shares to the public in that Relevant Member State at any time:

·	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

·	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

·	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall require the publication by the issuer or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe our common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in each Relevant Member State) includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in the United Kingdom

The underwriters:

·	have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000, or FSMA, in connection with the sale or issue of the common shares in circumstances in which section 21 of FSMA does not apply to the underwriters; and

·	have complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the common shares in, from or otherwise involving the United Kingdom.

This prospectus supplement is directed solely at persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments or (iii) are persons falling within Article 49(2)(a) to (d) of The Financial Services and Markets Act (Financial Promotion) Order 2005 (all such persons together being referred to as Relevant Persons). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in with Relevant Persons only.

Notice to Prospective Investors in Switzerland

The shares will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong).

Notice to Prospective Investors in Japan

The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

·	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

·	where no consideration is or will be given for the transfer;

·	where the transfer is by operation of law;

·	as specified in Section 276(7) of the SFA; or

·	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Canadian Residents

(a)	Resale Restrictions

The distribution of the common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(b)	Representations of Canadian Purchasers

By purchasing the common shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

·	the purchaser is entitled under applicable provincial securities laws to purchase the common shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

·	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

·	where required by law, the purchaser is purchasing as principal and not as agent, and

·	the purchaser has reviewed the text above under Resale Restrictions.

(c)	Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(d)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(e)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(f)	Taxation and Eligibility for Investment

Canadian purchasers of the ordinary shares offered in this offering should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ordinary shares in their particular circumstances and about the eligibility of the ordinary shares for investment by the purchaser under relevant Canadian legislation.

Legal Matters

The validity of the securities and certain other matters of Swiss law will be passed upon for us by Vischer AG, Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriter by Goodwin Procter LLP, Boston, Massachusetts.

Experts

The financial statements of AC Immune SA appearing in AC Immune SA’s Annual Report (Form 20-F) for the year ended December 31, 2017 have been audited by Ernst & Young AG, Switzerland, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

The current address of Ernst & Young AG is Route de Chancy 59, 1213 Petit-Lancy, Switzerland.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission, the SEC, a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Incorporation By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

·	Our 2017 Annual Report on Form 20-F for the fiscal year ended December 31, 2017;

·	Our Forms 6-K filed on March 20, 2018 (only with respect to “Item 1.C—2017 Board Compensation” and “Item 2.C—2017 Executive Compensation” of Exhibit 99.3), March 22, 2018, March 26, 2018, April 27, 2018, May 2, 2018 (only with respect to Exhibits 99.1 and 99.2), June 7, 2018, July 6, 2018 and July 17, 2018; and

·	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2016, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at EPFL Innovation Park Building B, 1015 Lausanne, Switzerland or via telephone at +41 21 345 91 21.

TABLE OF CONTENTS

Statutory Financial Statements

Ernst & Young Ltd Rue de Chancey 59 P.O. Box CH-1213 Lancy	Phone +41 58 286 86 86 Fax +41 58 286 86 00 www.ey.com/ch

To the General Meeting of AC Immune SA, Ecublens	Lancy, 20 March 2018

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the accompanying financial statements of AC Immune SA, which comprise the balance sheet, income statement and notes, for the year ended 31 December 2017.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Opinion In our opinion, the financial statements for the year ended 31 December 2017 comply with Swiss law and the company’s articles of incorporation.

Report on key audit matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. For each matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibilities section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the accompanying financial statements.

Collaboration arrangements - revenue recognition
Area of focus

AC Immune SA has entered into material revenue generating collaboration agreements with various collaboration partners. These arrangements vary in type and structure; however, typically include up-front fees, performance milestones and contain separate Research and Development (R&D) service deliverables. Revenue is recognized as Contract Revenue on the Income Statement over the estimated performance or agreement period or upon successful accomplishment of pre-defined objectives.

Given the nature of the collaboration agreements and the complexity and judgement involved, we consider this area as significant to our audit.

Refer to Note 2 and Note 11 in the Financial Statements for AC Immune's accounting policy and further details.

Our audit response	Our audit procedures included assessing the application of the accounting policy for collaboration agreements. For each significant transaction, we evaluated the revenue recognition timing compared to the timing of fulfillment of contractual terms and conditions and corroborated the key judgements applied in this determination.

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a para. 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

Jürg Zürcher	Paulina Korecka
Licensed audit expert	Certified Public Accountant
(Auditor in charge)

Enclosures
„ Financial statements (balance sheet, income statement and notes)

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Balance Sheet

		As at 31 December,
in CHF thousands	Notes	2017	2016

Assets

Current assets
Cash and cash equivalents	5	124,631	153,831
Other current receivables
- Third parties	6	918	517
- Short-term financial receivables	6	20	20
Prepaid expenses	7	1,457	1,278
Accrued income		2,799	889
Total current assets		129,825	156,535

Non-current assets
Financial assets	4	126	86
Property, plant and equipment	3	2,353	1,120
Prepaid expenses	7	17	-
Total non-current assets		2,496	1,206

Total assets		132,321	157,741

Liabilities and shareholders' equity

Current liabilities
Trade payables
- To third parties		1,092	2,720
- To shareholders		-	39
Accrued expenses and deferred income		8,662	7,163
Total current liabilities	8	9,754	9,922
Non-current liabilities
Long-term financing obligation	9	494	-
Total non-current liabilities		494	-

Shareholders' equity
Share capital	10	1,147	1,135
Reserves from capital contributions		179,352	179,242
Accumulated losses brought forward		(32,558)	(24,930)
Loss for the year		(25,868)	(7,628)
Total shareholders' equity		122,073	147,819

Total liabilities and shareholders' equity		132,321	157,741

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Income Statement

		For the Years Ended 31 December,
in CHF thousands	Notes	2017	2016

Contract revenue	11	20,255	23,214

Operating expenses
Salaries and related costs	12	(13,206)	(10,168)
Operating expenses	12	(27,098)	(25,499)
Depreciation of fixed assets	12	(580)	(278)
Total operating expenses		(40,884)	(35,945)

Operating loss		(20,629)	(12,731)

Financial income	13	450	5,238
Financial expenses	13	(5,689)	(135)
Loss for the period		(25,868)	(7,628)

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Notes to the financial statements

1.	General information

AC Immune SA (the “Company,” or “AC Immune,” “ACI,” “we,” “our,” “ours,” “us”) is a clinical stage biopharmaceutical company leveraging our two proprietary technology platforms to discover, design and develop novel, proprietary medicines for prevention, diagnosis and treatment of neurodegenerative diseases associated with protein misfolding. Misfolded proteins are generally recognized as the leading cause of neurodegenerative diseases, such as Alzheimer’s disease, or AD, and Parkinson’s disease, or PD, with common mechanisms and drug targets, such as Abeta, Tau and alpha-synuclein. Our corporate strategy is founded upon a three-pillar approach that targets Alzheimer’s Disease, non-Alzheimer’s neurodegenerative diseases including neuro-orphan indications and diagnostics. Our lead product candidate is crenezumab, a humanized, monoclonal, conformation-specific anti-Abeta antibody that we developed using our proprietary SupraAntigen platform. The two Phase 3 clinical studies for crenezumab were commenced in early 2016 and in February 2017, respectively. We use our two unique proprietary platform technologies, SupraAntigen (conformation-specific biologics) and Morphomer (conformation-specific small molecules), to discover, design and develop medicines and diagnostics to target misfolded proteins.

The Company was initially incorporated as a limited liability company on 13 February 2003 in Basel and effective 25 August 2003 was transformed into a stock company. The Company’s corporate headquarters are located at EPFL Innovation Park Building B, Ecublens/Lausanne, Vaud, Switzerland.

The statutory financial statements of AC Immune SA for the period ended 31 December 2017 were authorized for issue in accordance with a resolution of the Board of Directors on 19 March 2018 and will be submitted to the next Ordinary General Assembly.

During 2017 and 2016, AC Immune had an annual average of more than 50 but less than 250 full time equivalent positions.

2.	Summary of significant accounting principles

The present annual accounts have been prepared in accordance with the provisions of the Swiss law on accounting and financial reporting (32nd Title of the Swiss Code of Obligations). The principal accounting policies are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

For the presentation of the financial statements for 2017 and 2016, certain amounts were reclassified in 2016 to conform to the 2017 financial statement presentation.

Current vs. non-current classification

The Company presents assets and liabilities in the balance sheet based on current/non-current classification. The Company classifies all amounts to be realized or settled within twelve months after the reporting period to be current and all other amounts to be non-current.

Foreign currency transactions

The financial statements are presented in Swiss Francs (CHF). Foreign currency transactions are translated into the functional currency (CHF) using prevailing exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into CHF at rates of exchange prevailing at reporting date. Any gains or losses from these translations are included in the income statement in the period in which they arise.

Non-monetary assets and liabilities at historical costs are converted at the foreign exchange rate at the time of the transaction. Any foreign exchange profits are deferred in the balance sheet as not having an effect on net income. Foreign exchange losses, on the other hand, are recorded in the profit and loss account.

Revenue recognition

Revenue includes upfront fees, milestone payments as well as revenue from research and development agreements associated with collaborations with third parties and grants from public institutions and foundations.

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

License of intellectual property

Revenue from non-refundable, upfront license payments and performance milestones where the Company has continuing involvement is recognized over the estimated performance or agreement period, depending on the terms of the agreement. The recognition of revenue is prospectively changed for subsequent changes in the development or agreement period.

For collaboration agreements on product candidates (i) that are in clinical development, (ii) where the upfront payment reflects a payment for past investments the Company has made in the development of the product candidate, access to the product candidate, the associated intellectual property and our knowledge, and, (iii) where there is no further performance commitment, the Company recognizes the fair value of the upfront payment at the time of entering into the collaboration agreement. For collaboration agreements (i) in clinical development but where conditions (ii) and (iii) are not met, the Company recognizes revenue from upfront payments under our collaboration agreements pro-rata over the term of the estimated period of performance under each agreement.

For collaboration agreements, in addition to receiving upfront payments, the Company is also entitled to milestone and other contingent payments upon achieving pre-defined objectives.

Milestone payments

Revenue from milestones, if they are non-refundable and deemed substantive, is recognized upon successful accomplishment of the milestones. To the extent that non-substantive milestones are achieved and the Company has remaining performance obligations, milestones are deferred and recognized as revenue over the estimated remaining period of performance.

Research and Development Services

The Company has certain arrangements with our collaboration partners that include contracting our full-time employees for research and development programs. These revenues are recorded in license and collaboration revenues as the services are performed.

Research and development expenditures

Given the stage of development of the Company’s products, all research expenditures are recognized as expenses when incurred.

For external research contracts accrued expenses are generally estimated based on a rate of completion related to each research project in a clinical study. The Company estimates its accrued expenses as of the balance sheet date in the financial statement based on facts and circumstances known at the time.

Registration costs for patents are part of the expenditure for research and development projects. Therefore, registration costs for patents are expensed when incurred as long as the research and development project concerned does not meet the criteria for capitalization.

Total research and development related costs, inclusive of operating expenses, payroll related expenses, and depreciation were CHF 32.1M in 2017 and CHF 25.2M in 2016. R&D expenses in Alzheimer’s disease were driven by the investments related to the completion of the Phase 1b study for ACI-35, as well as costs related to the combined Phase 1/2a study for ACI-24 AD. In addition, the Company incurred costs for the next stages of clinical development for each of these respective candidates. In Non-Alzheimer’s diseases, the Company continues to incur costs in ACI-24 for Down syndrome’s Phase 1b clinical study. Diagnostic investments entail predominantly increases in spending related to our alpha-synuclein and TDP-43 PET tracer programs. New discovery programs increase CHF 3.8 million driven by CHF 3.3 million related to finalizing the proof-of-concept and manufacturing activities for studies related to our lead compounds in the Anti-Tau Morphomers and investments in new therapeutic and preventive vaccine technology. R&D Expenses not allocated to specific programs increased CHF 2.5 million predominantly driven by a CHF 1.9 million increase in salaries and related costs, CHF 0.3 million in depreciation expense and CHF 0.1 million in regulatory costs. Our total research and development costs are likely to rise substantially in the coming years as the Company continues to develop and advance product candidates from the pre-clinical to clinical stages across its three-pillar strategy.

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Property, plant and equipment

Property, plant and equipment is shown at historical acquisition cost, less accumulated depreciation and any accumulated impairment losses. Historical costs include expenditures that are directly attributable to the acquisition of the property, plant and equipment. Depreciation is calculated using a straight-line method to write off the cost of each asset to its residual value over its estimated useful life as follows:

IT equipment	3 years
Laboratory equipment	5 years
Leasehold improvements / furniture	5 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date. Where an asset’s carrying amount is greater than its estimated recoverable amount, it is written down to its recoverable amount.

Profits and losses on disposals are determined by comparing the disposal proceeds with the carrying amount and are included in the income statement.

Financial assets & liabilities

The Company’s financial assets and liabilities are only comprised of receivables, cash and cash equivalents and trade payables and a long-term financing obligation.

Receivables

Receivables are non-derivative financial assets with fixed payments that are not quoted in an active market. They arise when the Company provides money, goods or services directly to a debtor with no intention of trading the receivable. They are included in current assets, except for maturities greater than 12 months after the balance sheet date, which are classified as long-term assets. Receivables are recognized at their billing value. An allowance for doubtful accounts is recorded for potential estimated losses when there is objective evidence of the debtor’s inability to make required payments.

Cash and cash equivalents

Cash and cash equivalents include deposits held with external financial institutions and cash on hand. All cash and cash equivalents are either in cash or in deposits with less than 3 months’ duration.

Trade payables

Trade payables are recognized initially at nominal amount, which represents cost incurred.

Long-term financing obligation

The Company’s long-term financing obligation is measured as of the period end date based on the repayment terms when originated.

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Significant Shareholders

Principal shareholders who own more than 5 percent of the voting rights:

	Shares Owned		Shares Owned
	2017		2016
Principal Shareholders	Number	Percent	Number	Percent
5% Shareholders
dievini Hopp BioTech holding GmbH & Co KG(1)	18,041,000	31.5%	18,041,000	31.7%
Varuma AG(2)	11,410,700	19.9%	11,400,000	20.0%
Andrea Pfeifer, Chief Executive Officer	*	*	2,908,500	5.1%

(1)	Represents 18,041,000 shares held by dievini Hopp BioTech holding CmbH & Co KG. Dietmar Hopp controls the voting and investment decisions of the ultimate parent company of dievini Hopp BioTech holding CmbH & Co KG. The shares registered in the name of dievini Hopp BioTech holding CmbH & Co KG may also be deemed to be beneficially owned by Friedrich von Bohlen und Halbach, who is a managing director of dievini Hopp BioTech holding CmbH & Co KG. The address for dievini Hopp BioTech holding CmbH & Co KG, Friedrich von Bohlen und Halbach is Johann-Jakob-Astor Str. 57, 69190 Walldorf, Germany.

(2)	The address for Varuma AG is Aeschenvorstadt 55, CH-4051 Basel, Switzerland. Rudolf Maag controls the voting and investment decisions of Varuma AG.

*	less than 5 percent held at 31December 2017

Operating lease liabilities

We have been a tenant at our current location in the EPFL Innovation Park in Lausanne since shortly after our inception in 2003. We have entered into long-term rental lease agreements with respect to these facilities. However, our lease agreements are structured such that we can exit these lease agreements without penalty provided we give the owner of our premises sufficient notice. As of 31 December 2017, total minimum liability for the remaining term was CHF 243 thousand.

Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events where it is more likely than not that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.

Critical judgments and accounting estimates

The preparation of financial statements in conformity with Swiss Code of Obligations requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The areas where AC Immune has had to make judgments, estimates and assumptions relate to (i) revenue recognition on collaboration and licensing agreements and (ii) clinical development accruals. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information relating to items on Balance Sheet and Income Statement

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

3.	Property, plant and equipment

	As at 31 December,
in CHF thousands	2017
Furniture	85	81
IT equipment	569	298
Lab equipment	4,163	2,793
Leasehold improvements	271	103
Total property, plant and equipment	5,088	3,275
Accumulated depreciation	(2,735)	(2,155)
Total	2,353	1,120

4.	Financial assets

	As at 31 December,
in CHF thousands	2017	2016
Rental deposit (restricted cash)	123	83
Security deposit	3	3
Total	126	86

5.	Cash and cash equivalents

	As at 31 December,
in CHF thousands	2017	2016
Cash	80,631	11,366
Short term deposits	44,000	142,465
Total	124,631	153,831

By Currency
CHF	103,272	41,322
EUR	3,694	6,818
USD	17,665	105,691
Total	124,631	153,831

6.	Other current receivables

	As at 31 December,
in CHF thousands	2017	2016

Other current receivables
- from third parties	918	517
- short-term financial receivables	20	20
Total	938	537

7.	Prepaid expenses

	As at 31 December,
in CHF thousands	2017	2016

Prepaid expenses (current)	1,457	1,278
Prepaid expenses (non-current)	17	—
Total	1,474	1,278

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

8.	Trade payables and accrued liabilities

	As at 31 December,
in CHF thousands	2017	2016

Trade payables
- to third parties	1,092	2,720
- to shareholders	—	39

Accrued payroll expenses	2,420	2,560
Accrued R&D costs	5,429	3,265
Other accrued expenses	458	817
Current portion of deferred Income	355	521
Total accrued expenses and deferred income	8,662	7,163
Total payables and accrued liabilities	9,754	9,922

9.	Long-term financing obligation

	As at 31 December,
in CHF thousands	2017	2016

Accrued interest – long-term	99	—
Long-term financing obligation	395	—
Total	494	—

10.	Share capital

As at 31 December 2017, the issued share capital amounted to CHF 1,146,984 is comprised of 57,349,190 common shares at a par value of CHF 0.02 per common share.

11.	Revenues

	For the Years Ended 31 December,
in CHF thousands	2017	2016

Contract revenue	20,255	23,214
Total	20,255	23,214

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

12.	Operating expenses

	For the Years Ended 31 December,
in CHF thousands	2017	2016

Salaries and related costs
- related to research and development	8,294	6,441
- related to general administrative	4,912	3,727
Total salaries and related cost	13,206	10,168

Research and development expenses
- related to research and development expense	23,242	18,489
Total research and development expenses	23,242	18,489

General and administrative expenses
- related to regular general and administrative	3,856	3,168
- related to IPO	—	3,842
Total general and administrative expenses	3,856	7,010

Depreciation of fixed assets	580	278

Total operating expenses	40,884	35,945

13.	Financial income and expenses

	For the Years Ended 31 December,
in CHF thousands	2017	2016

Financial income
- interest income	330	43
- foreign exchange gains	120	5,195
Total financial income	450	5,238

Financial expenses
- foreign exchange (losses)	(5,536)	(9)
- bank fees	(7)	(119)
- interest expense	(146)	(7)
Total financial expenses	(5,689)	(135)

14.	Shareholders rights and equity awards

The following table presents information on the allocation of shares and equity awards to executive officers, directors and employees in accordance with Article 959c, paragraph 2, number 11 Swiss Code of Obligations (CO) as at 31 December 2017:

	Shares		Equity Awards
in CHF thousands	Number	KCHF	Number	KCHF
Issued to executive officers and directors	4,657,882	58,922	930,748	3,473
Issued to employees	504,664	6,384	479,725	1,119
Total	5,162,546	65,306	1,410,473	4,592

STATUTORY FINANCIAL STATEMENTS – AC IMMUNE SA

Share values are based on the Company’s share price of $12.80 (CHF 12.65). Equity awards are comprised of options and non-vested stock (restricted shares and restricted share units) awards. The fair value of our options is determined using the Black-Scholes Merton Model and our non-vested stock awards are valued using a reasonable estimate of market value of the common stock on the date of the award. Total shares are derived from our transfer agent’s records as at 31 December 2017.

The table below presents beneficial ownership of executive officers and directors, including affiliated entities, if applicable, in accordance with Article 663c CO as at 31 December 2017:

Beneficial ownership of executive officers and directors	Number of Shares	Number of Equity Awards
	2017	2017
Andrea Pfeifer, Ph.D., Chief Executive Officer and Director	2,596,809	339,352
Jörg Hornstein, Chief Financial Officer	-	113,981
Andreas Muhs, Ph.D., Chief Scientific Officer	475,050	373,867
Jean-Fabien Monin, Chief Administrative Officer	275,000	63,923
Martin Velasco, Chairman and Director	469,250	16,125
Detlev Riesner, Ph.D., Director	759,000	5,875
Friedrich von Bohlen und Halbach, Director	78,750	5,875
Peter Bollmann, Director	-	5,875
Thomas Graney, Director	4,023	5,875

15.	Post balance sheet events

On February 2, 2018, we entered into an additional lease with the EPFL Innovation Park to expand our premises by more than 4,300 square feet effective March 1, 2018. As part of this expansion, the Company agreed to purchase CHF 750 thousand of the previous tenant’s lab equipment.

Proposal of the Board of Directors to the annual Shareholders’ Meeting:

Proposal of the Board for the accumulated losses to be carried forward, subject to the approval of the Annual Shareholders’ Meeting

	As at 31 December,
in CHF thousands	2017	2016

Accumulated losses carried forward	(32,558)	(24,930)
Loss for the year	(25,868)	(7,628)
Total accumulated losses	(58,426)	(32,558)

PROSPECTUS

$350,000,000
Common Shares
Debt Securities
Warrants
Purchase Contracts
Units
Subscription Rights

AC IMMUNE SA
(incorporated in Switzerland)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts, units or subscription rights, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $350,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 26.

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.” On May 22, 2018, the last sale price of our common shares as reported by the NASDAQ Global Market was $10.23 per common share. As of May 22, 2018, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $238,164,456 based on approximately 57,400,565 shares of outstanding common shares, of which approximately 23,280,983 shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2018.

We have not authorized anyone to provide you with information different or additional to the information contained in or incorporated by reference in this prospectus or any related prospectus supplement we provide to you. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “AC Immune,” “the Company,” “our company,” “we,” “us,” “our” or similar terms refer to AC Immune SA.

TABLE OF CONTENTS

Page

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
AC Immune SA	3
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of Share Capital and Articles of Association	4
Comparison of Swiss Law and Delaware Law	14
Description of Debt Securities	20
Description of Warrants	21
Description of Purchase Contracts	22
Description of Units	23
Description of Subscription Rights	24
Plan of Distribution	25
Incorporation of Certain Information By Reference	26
Enforcement of Judgments	26
Expenses	27
Legal Matters	27
Experts	27

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file or furnish certain information with the SEC, including annual reports on Form 20-F and reports on Form 6-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors, supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

·	The success of our and our collaboration partners’ clinical studies, and our and their ability to obtain regulatory approval and to commercialize crenezumab, our anti-Tau antibody candidate, ACI-24, ACI-35 and our Tau-PET Imaging tracer candidate;

·	The ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

·	Our Morphomer proprietary technology platform and its success in building additional product candidates for our pipeline;

·	The identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

·	Our ability to maintain our current strategic relationships with our collaboration partners;

·	Failure to protect our, and not infringe on third parties’, intellectual property rights throughout the world;

·	Our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

·	The FDA’s and applicable foreign regulatory authorities’ acceptance of data from studies we conduct outside the United States in the future;

·	Our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses;

·	Our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the United States; and

·	The other risk factors discussed in our most recent Annual Report on Form 20-F.

AC Immune SA

We are a clinical stage biopharmaceutical company focused on neurodegenerative diseases with four product candidates in clinical trials. We leverage our two proprietary technology platforms to discover, design and develop novel, proprietary medicines for prevention, diagnosis and treatment of neurodegenerative diseases associated with protein misfolding. Misfolded proteins are generally recognized as the leading cause of neurodegenerative diseases, such as Alzheimer’s disease, or AD, and Parkinson’s disease, or PD, with common mechanisms and drug targets, such as Abeta, Tau and alpha-synuclein and Tar Binding Protein (TDP-43). We believe that our large and diverse pipeline of nine therapeutic candidates and three diagnostic candidates has the potential to drive a paradigm shift in the treatment of a broad spectrum of neurodegenerative and other diseases related to protein misfolding.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, near Lausanne, Canton of Vaud, Switzerland. Our common shares were admitted to trading on NASDAQ Global Market on September 23, 2016. Our shares are traded under the symbol “ACIU.”

Our registered and principal executive offices are located at EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, our general telephone number is (41) 21 345 91 21 and our internet address is www.acimmune.com. Our website and the information contained on or accessible through our website are not part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
	2017	2016	2015
Ratio of earnings to fixed charges	*	*	1,062

* Our earnings were insufficient to cover fixed charges of CHF 174 thousand and CHF 27 thousand for the years ended December 31, 2017 and 2016, respectively.

For purposes of calculating the ratios in the table above, earnings consist of pre-tax income/(loss) from continuing operations plus fixed charges. Fixed charges consist of relevant interest expenses and an estimate of the interest expense (5% for all periods) within rental expense.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

Description of Share Capital and Articles of Association

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our domicile and registered office is in Ecublens, near Lausanne, Canton of Vaud, Switzerland. Our head office is currently located at EPFL Innovation Park, Building B, Lausanne, Switzerland.

Share Capital

As of the date of this prospectus, our issued share capital is CHF 1,147,253.80, consisting of 57,362,690 common shares. We have no dividend rights certificates (bons de jouissance).

Articles of Association

On March 26, 2018, we adopted the articles of association and when we refer to our articles of association in this prospectus, we refer to the articles of association as filed as Exhibit 4.1 hereto.

Purpose

Under our articles of association, our purpose is the research, study, development, manufacture, promotion, sale and marketing of products and substances within the pharmaceutical and nutrition industry as well as the purchase, sale and exploitation of patents and licenses in this field. We may engage in any activities which are apt to favor our purpose directly or indirectly. We may also acquire and sell real estate. We may open branch offices in Switzerland and abroad and may also acquire participations in other companies. We may provide securities to its subsidiaries and supply guarantees. Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months of the general meeting in order to become effective. Under our articles of association, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a simple majority of the shares represented at the general meeting of shareholders regardless of abstentions or empty or invalid votes is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

·	conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or our subsidiaries or other persons providing services to the Company or a subsidiary to subscribe for new shares (conversion or option rights); or

·	authorized capital (capital-actions autorisé) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-Emptive Rights

Pursuant to the CO, shareholders have pre-emptive subscription rights (droits de souscription) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (droit de souscrire préalablement) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the pre-emptive subscription rights as it elects.

The authorization previously granted to the board of directors to issue share capital has expired. A valid authorization to issue share capital in the articles of association of a Swiss stock corporation would typically provide for the withdrawal or limitation of preemptive subscription rights of shareholders, and their allocation to third parties or to the company, in the event that the newly issued shares are used for the following purposes:

·	if the issue price of the new registered shares is determined by reference to the market price;

·	for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or in the event of share placement for the financing or re-financing of such transactions;

·	for purposes of broadening the shareholder constituency of the company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;

·	for purposes of granting an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the respective initial purchaser(s) or underwriter(s);

·	for raising of capital (including private placements) in a fast and flexible manner which probably could not be reached without the exclusion of the statutory pre-emptive right of the existing shareholders;

·	for other valid grounds in the sense of Article 652b para. 2 of the CO.

Our Authorized Share Capital

Under Article 3a of our articles of association, the authorization granted to our board of directors to increase our nominal share capital has expired.

Our Conditional Share Capital

Conditional Share Capital for Bonds and Similar Debt Instruments

Under Article 3b of our articles of association, our nominal share capital may be increased by a maximum aggregate amount of CHF 91,867.50 through the issuance of not more than 4,593,375 common shares, which would have to be fully paid-in, with a nominal value of CHF 0.02 each, by the exercise of option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances. The holders of convertible bonds are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders to subscribe to the convertible bond issuance:

·	for the purpose of financing or refinancing the acquisition of enterprises, divisions thereof, or of participations or of newly planned investments of the Company; or

·	if the issuance occurs in domestic or international capital markets, including private placements.

To the extent that the advance subscription rights are withdrawn, (i) the convertible bonds are to be issued at market conditions; (ii) the term to exercise the option or conversion rights may not exceed ten years as of the date of the convertible bond issue and twenty years for conversion rights; and (iii) the exercise price for the new shares must at least correspond to the market conditions at the time of the convertible bond issuance.

Conditional Share Capital for Employee Benefit Plans

Under Article 3c of our articles of association, our nominal share capital may, to the exclusion of the pre-emptive subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 57,073.04 through the issuance of not more than 2,853,652 common shares, which would have to be fully paid-in, with a nominal value of CHF 0.02 each, by the exercise of option or conversion rights that have been granted to employees, members of the board of directors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or a subsidiary through one or more equity incentive plans created by the board of directors.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder, as reflected in the share register. Shareholders are not entitled, however, to request the printing and delivery of certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30.

The following powers are vested exclusively in the general meeting of shareholders:

·	adopting and amending the articles of association, including change of a company’s purpose or domicile;

·	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

·	approving the annual report, the annual statutory financial statements and (to the extent required) the financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

·	approving the compensation (basis, bonus and equity) of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

·	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

·	dissolving a company with or without liquidation; and

·	deciding matters reserved to the general meeting of shareholders by law or the articles of association or presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by a company’s auditor, liquidator or the representatives of convertible bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on a company’s stand-alone annual statutory balance sheet, half of the share capital and reserves are not covered by its assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the simple majority of shares represented at the general meeting of shareholders regardless of abstentions or empty or invalid votes, unless otherwise stipulated by law.

A resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

·	amending a company’s corporate purpose;

·	creating or cancelling shares with preference rights or amending rights attached to such shares;

·	cancelling or amending the transfer restrictions of shares;

·	creating authorized or conditional share capital;

·	increasing the share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

·	limiting or suppressing shareholder’s pre-emptive subscription rights;

·	changing a company’s domicile;

·	alleviating or withdrawing of restrictions upon the transfer of registered shares and the removal of the voting cap of 33 1∕3%;

·	removing the indemnification provision for the board of directors and executive management;

·	converting registered shares into bearer shares and vice versa; and

·	dissolving or liquidating a company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, or the Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of NASDAQ Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

All of the owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the ordinary general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders, whose combined shareholdings represent the lower of (i) one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. To be timely, the shareholder’s request must be received by us generally at least 120 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

·	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

·	the name and address, as they appear in the share register, of the shareholder proposing such business; and

·	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 33 1∕3% of the outstanding share capital. Specifically, no individual or legal entity may, directly or indirectly, control voting rights with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register. In the event that a shareholder should exceed the 33 1∕3% ownership threshold, the registered shares exceeding the limit of 33 1∕3% shall be entered in our share registered as shares without voting rights. The board of directors may in special cases approve exceptions to the above regulations. Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by a simple majority of the shares represented at a general meeting of shareholders regardless of abstentions or employ or invalid votes. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years (report des bénéfices), or if we have distributable reserves (réserves à libre disposition), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the Commercial Register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by a simple majority of the shares represented at a general meeting of shareholders regardless of abstentions or empty or invalid votes. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the Commercial Register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 5 of our articles of association provides that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in our share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 33 1∕3% of the outstanding share capital. Specifically, no individual or legal entity may, directly or indirectly, control voting rights with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register except if such individual or legal entity has submitted a tender offer to all shareholders. In the event that a shareholder should exceed the 33 1∕3% ownership threshold, the registered shares exceeding the limit of 33 1∕3% shall be entered in our share registered as shares without voting rights. Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law—Inspection of Books and Records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court sitting in Lausanne, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e. mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, there are no appraisal rights and all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

·	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

·	our assets, after the divestment, are not invested in accordance with our statutory business purpose; and

·	the proceeds of the divestment are not earmarked for reinvestment in accordance with our business purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our business.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

·	the ultimate direction of the business of the Company and issuing of the relevant directives;

·	laying down the organization of the Company;

·	formulating accounting procedures, financial controls and financial planning;

·	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

·	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

·	issuing the annual report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

·	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and Article 25 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.

Indemnification of Executive Management and Directors

Subject to Swiss law, Article 29 of our articles of association provides for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive management.

Conflict of Interest, Management Transactions

Swiss law does not have a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for any breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, beginning at our first annual meeting as a public company in 2016 our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by the Company, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role within the Company or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management, as well as the particular amount for each member of the board of directors and executive officer, specifying the name and function of each person.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

·	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

·	advance compensation;

·	incentive fees for the acquisition or transfer of corporations, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by the us;

·	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

·	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

Beginning in 2016, the general meeting of shareholders will annually vote on the proposals of the board of directors with respect to:

·	the maximum aggregate amount of compensation of the board of directors for the subsequent term of office; and

·	the maximum aggregate amount of compensation of the executive management for the subsequent financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

In the event that, at the general meeting of shareholders, the shareholders do not approve a proposal of the board of directors, the board of directors must form a new proposal for the maximum aggregate compensation and the particular compensation for each individual, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting or the next ordinary general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Act on Stock Exchanges and Securities Trading do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.

Stock Exchange Listing

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.”

Transfer Agent and Registrar of Shares

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common shares. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code des Obligations Suisse) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our Company, as implemented by the Company in its articles of association, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the nominal value of shares represented at such shareholders’ meeting. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of their duties and claim the payment of the company’s losses or damages both to the corporation and, subject to certain conditions, to the individual shareholder and creditors. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that US laws and regulations provide a basis for liability and US courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover or to partially recover attorneys’ fees incurred in connection with such action, provided, however, that the court has broad discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he or she acted in good faith.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations (Ordonnance contre les rémunérations abusives dans les sociétés anonymes cotées en bourse), the general meeting of shareholders has the non-transferable right, amongst others, to vote on the fixed and on the variable compensation of the members of the board of directors, of the executive management and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects annually (i.e. term of office until the end of the following general meeting of shareholders) the members of the board of directors and the members of the compensation committee individually for a term of office of one year. Re-election is possible.

Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

·  any breach of a director’s duty of loyalty to the corporation or its shareholders;

·  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·  statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

·  any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge the directors and members of the executive management from liability from actions taken during the past financial year. Such discharge is effective only, however, for disclosed facts and only as against the company and those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance which may cover negligent acts as well.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

·  the duty of care; and

·  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been delegated to the executive management (for example by organizational rules and comparable bylaws). However, there are several non-transferable duties of the board of directors:

·  the overall management of the corporation and the issuing of all necessary directives;

·  determination of the corporation’s organization;

·  the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

·  the appointment and dismissal of persons entrusted with managing and representing the corporation;

·  overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

·  compilation of the annual report, preparation for the general meeting, the compensation report and implementation of its resolutions; and

·  notification of the court in the event that the company is overindebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be made on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

·  shareholders together representing at least 10% of the share capital may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

·  shareholders together representing shares with a nominal value of at least CHF 1.0 million may demand that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors provided that the election of board members and the names of the candidates have been included as an agenda item.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request to convene an extraordinary general meeting or (iv) to carry out a special audit and to appoint an auditor at the request of a shareholder.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairman of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e. until the following annual general meeting) as well as the vote on the compensation for the members of the board of directors and the executive committee as well as for the members of the advisory board, if applicable, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a simple majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general shareholder meeting of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a simple majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded a special class for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by a simple majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of authorized and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Inspection of Books and Records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

·  out of its surplus, or

·  in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. An authorized or contingent capital increase requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Description of Debt Securities

The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants or any combination of such securities.

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

·	whether common shares or warrants for those securities will be offered under the shareholder subscription rights;

·	the price, if any, for the subscription rights;

·	the exercise price payable for each security upon the exercise of the subscription rights;

·	the number of subscription rights issued to each shareholder;

·	the number and terms of the securities which may be purchased per each subscription right;

·	the extent to which the subscription rights are transferable;

·	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

·	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

·	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

·	if appropriate, a discussion of material U.S. federal income tax considerations; and

·	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

·	through underwriters or dealers;

·	directly to a limited number of purchasers or to a single purchaser;

·	through agents; or

·	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

·	the name or names of any underwriters, dealers or agents;

·	the purchase price of such securities and the proceeds to be received by us, if any;

·	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

·	any initial public offering price;

·	any discounts or concessions allowed or reallowed or paid to dealers; and

·	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

·	negotiated transactions;

·	at a fixed public offering price or prices, which may be changed;

·	at market prices prevailing at the time of sale;

·	at prices related to prevailing market prices; or

·	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference herein:

·	Our 2017 Annual Report on Form 20-F for the fiscal year ended December 31, 2017;

·	Our reports on Form 6-K furnished to the SEC on March 20, 2018 (only with respect to “Item 1.C—2017 Board Compensation” and “Item 2.C—2017 Executive Compensation” of Exhibit 99.3), March 22, 2018, March 26, 2018, April 27, 2018, and May 2, 2018 (only with respect to Exhibits 99.1 and 99.2); and

·	Our registration statement on Form 8-A filed with the SEC on September 23, 2016, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at AC Immune SA, EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, or via telephone at +41 21 345 91 21.

Enforcement of Judgments

We are organized under the laws of Switzerland and our registered office and domicile is located in Ecublens, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply. Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

·	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

·	the judgment of such non-Swiss court has become final and non-appealable;

·	the judgment does not contravene Swiss public policy;

·	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

·	no proceeding involving the same parties and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$43,575.00
FINRA filing fee		53,000.00
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of our common shares and certain other matters of Swiss law will be passed upon for us by Vischer AG, Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements of AC Immune SA appearing in AC Immune SA’s Annual Report (Form 20-F) for the year ended December 31, 2017 have been audited by Ernst & Young AG, Switzerland, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.

Such financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

The current address of Ernst & Young AG is Route de Chancy 59, 1213 Petit-Lancy, Switzerland.

Common Shares
Subscription Rights

Prospectus Supplement

Joint Book-Running Managers

Jefferies

Leerink Partners

UBS Investment Bank

Lead Manager

H.C. Wainwright & Co.

July 18 , 2018